LOAN AND SECURITY AGREEMENT

                               BY AND BETWEEN

                      SANWA BUSINESS CREDIT CORPORATION

                                     AND

                         VALLEY COMMUNICATIONS, INC.

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                        TABLE OF CONTENTS


                                                               Page

1.   DEFINITIONS.................................................1

     1.1   "Accounts"............................................1
     1.2   "Account Debtor"......................................1
     1.3   "Accounts Report".....................................1
     1.4   "Accumulated Funding Deficiency"......................1
     1.5   "Affiliate"...........................................1
     1.6   "Ancillary Agreements"................................2
     1.7   "Billings in Excess of Cost and Earnings..............2
     1.8   "Borrower's Knowledge"................................2
     1.9   "Business Day"........................................2
     1.10  "Capital Leases"......................................2
     1.11  "Charges".............................................2
     1.12  "Closing".............................................2
     1.13  "Code"................................................2
     1.14  "Collateral"..........................................3
     1.15  "Collateral Availability".............................3
     1.16  "Contract Year".......................................3
     1.17  "Costs and Earnings in Excess of Billings.............3
     1.18  "Current Assets"......................................3
     1.19  "Current Liabilities".................................3
     1.20  "Default".............................................3
     1.21  "Default Rate"........................................3
     1.22  "Depository Bank".....................................3
     1.23  "Designated Rate".....................................3
     1.24  "Eligible Accounts"...................................3
     1.25  "Eligible Inventory"..................................3
     1.26  "Employee Benefit Plan"...............................4
     1.27  "Environmental Laws"..................................4
     1.28  "Environmental Lien"..................................4
     1.29  "Equipment"...........................................4
     1.30  "ERISA"...............................................4
     1.31  "Event of Default"....................................4
     1.32  "Excess Interest".....................................4
     1.33  "Financials"..........................................4
     1.34  "General Intangibles".................................4
     1.35  "Hazardous Materials".................................5
     1.36  "Indebtedness"........................................5
     1.37  "Interest Period".....................................5

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     1.38  "Interest Rate Determination Date"....................5
     1.39  "Inventory"...........................................5
     1.40  "Inventory Report"....................................5
     1.41  "Liabilities".........................................6
     1.42  "LIBOR Rate"..........................................6
     1.43  "LIBOR Rate Revolving Loan"...........................6
     1.44  "Maximum Amount"......................................6
     1.45  "Multiemployer Plan"..................................6
     1.46  "Participant".........................................6
     1.47  "PBGC"................................................6
     1.48  "Permitted Liens".....................................7
     1.49  "Person"..............................................7
     1.50  "Plan Administrator"..................................7
     1.51  "Plan Sponsor"........................................7
     1.52  "Pre-Tax Net Income"..................................7
     1.53  "Prime Rate"..........................................7
     1.54  "Prime Rate Revolving Loan"...........................7
     1.55  "Prohibited Transaction"..............................7
     1.56  "Reportable Event"....................................7
     1.57  "Revolving Loan"......................................7
     1.58  "Revolving Loan Account"..............................8
     1.59  "Security Documents"..................................8
     1.60  "Special Collateral"..................................8
     1.61  "Special Deposit Account".............................8
     1.62  "Stock"...............................................8
     1.63  "Tangible Net Worth"..................................8
     1.64  "Telerate Screen".....................................8
     1.65  "Term"................................................8
     1.66  "Total Facility"......................................8
     1.67  "Unused Facility Fee".................................8
     1.68  Accounting Terms......................................8
     1.69  Other Terms...........................................8

2.   LOANS:  GENERAL TERMS.......................................9

     2.1  Total Facility.........................................9
     2.2  Advances to Borrower Constitute One Loan...............9
     2.3  Interest Rate..........................................9
     2.4  Term of Agreement; Liquidated Damages.................13
     2.5  Unused Facility Fee...................................14
     2.6  Closing Fee...........................................14
     2.7  Special Provisions Governing LIBOR Rate Revolving
          Loan..................................................14

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     2.8  Purpose...............................................16

3.   ELIGIBLE ACCOUNTS; ELIGIBLE INVENTORY......................16

     3.1  Eligible Accounts.....................................16
     3.2  Eligible Inventory....................................18

4.   PAYMENTS...................................................18

     4.1  Revolving Loan Account; Method of Making Payments.....18
     4.2  Payment Terms.........................................19
     4.3  Collection of Accounts and Payments...................19
     4.4  Application of Payments and Collections...............20
     4.5  Statements............................................20

5.   COLLATERAL:  GENERAL TERMS.................................20

     5.1  Security Interest.....................................20
     5.2  Disclosure of Security Interest.......................21
     5.3  Special Collateral....................................21
     5.4  Further Assurances....................................21
     5.5  Inspection............................................21
     5.6  Location of Collateral................................21
     5.7  Lender's Payment of Claims Asserted Against Borrower..22

6.   COLLATERAL:  ACCOUNTS......................................22

     6.1  Verification of Accounts..............................22
     6.2  Assignments, Records and Accounts Report..............22
     6.3  Notice Regarding Disputed Accounts....................23
     6.4  Sale or Encumbrance of Accounts.......................23

7.   COLLATERAL:  INVENTORY.....................................23

     7.1  Sale of Inventory.....................................23
     7.2  Safekeeping of Inventory; Inventory Covenants.........23
     7.3  Records and Schedules of Inventory....................23
     7.4  Returned and Repossessed Inventory....................23
     7.5  Evidence of Ownership of Inventory....................24

8.   COLLATERAL:  EQUIPMENT.....................................24

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     8.1  Maintenance of the Equipment..........................24
     8.2  Evidence of Ownership of Equipment....................24
     8.3  Proceeds of the Equipment.............................24

9.   WARRANTIES AND REPRESENTATIONS.............................25

     9.1  General Warranties and Representations................25
     9.2  Account Warranties and Representations................28
     9.3  Inventory Warranties and Representations..............29
     9.4  ERISA Warranties and Representations..................29
     9.5  Automatic Warranty and Representation and
          Reaffirmation of Warranties and Representations.......31
     9.6  Survival of Warranties and Representations............31

10.  COVENANTS AND CONTINUING AGREEMENTS.......................32

     10.1  Affirmative Covenants...............................32
     10.2  Negative Covenants..................................36
     10.3  Contesting Charges..................................39
     10.4  Payment of Charges..................................39
     10.5  Insurance; Payment of Premiums......................39
     10.6  Survival of Obligations Upon Termination of
           Agreement...........................................40

11.  DEFAULT; RIGHTS AND REMEDIES ON DEFAULT...................40

     11.1  Event of Default; Default...........................40
     11.2  Acceleration of the Liabilities.....................43
     11.3  Remedies............................................43
     11.4  Notice..............................................44

12.  CONDITIONS PRECEDENT TO DISBURSEMENT......................44

     12.1  Conditions Precedent................................44
     12.2  Lender Satisfaction.................................45
     12.3  Additional Funding Requirements.....................45

13.  MISCELLANEOUS.............................................46

     13.1  Appointment of Lender as Borrower's Lawful
           Attorney-In Fact....................................46
     13.2  Modification of Agreement; Sale of Interest.........47
     13.3  Attorneys' Fees and Expenses; Lender's Out-of-
           Pocket Expenses.....................................47
     13.4  Indemnification.....................................48

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     13.5  Waiver by Lender....................................48
     13.6  Severability........................................48
     13.7  Parties; Entire Agreement...........................48
     13.8  Conflict of Term....................................49
     13.9  Waiver by Borrower..................................49
     13.10 Waiver and Governing Law............................49
     13.11 Notice..............................................50
     13.12 Release of Claims...................................51
     13.13 Representation by Counsel...........................51
     13.14 Counterparts........................................51
     13.15 LENDER'S WAIVER OF JURY.............................52
     13.16 Section Titles, Etc.................................52

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                   LOAN AND SECURITY AGREEMENT


          THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of the 14th day of March, 1996, by and between SANWA
BUSINESS CREDIT CORPORATION, a Delaware corporation ("Lender") and VALLEY COMMUNICATIONS, INC., a California corporation ("Borrower").


                            W I T N E S S E T H:


            WHEREAS, Borrower desires to borrow funds and obtain other financial accommodations from Lender, and Lender is willing to make certain loans and provide other financial accommodations to Borrower upon the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extension of credit heretofore, now or hereafter made to or for the benefit of Borrower by Lender, the parties hereto hereby agree as follows:

I.          DEFINITIONS

            When used herein, the following terms shall have the following meanings:

            1.1 "Accounts" shall mean all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter acquired by Borrower.

            1.2 "Account Debtor" shall mean any Person who is or who may become obligated to Borrower under, with respect to, or on account of an Account.

            1.3 "Accounts Report" shall mean a report delivered to Lender by Borrower, as required by Section 6.2, consisting of a trial balance of all Accounts of Borrower existing as of the date of such Accounts Report, specifying for each Account Debtor obligated on the Accounts, such Account Debtor's name, address and outstanding balance.

            1.4 "Accumulated Funding Deficiency" shall have the meaning assigned to that term in Section 302 of ERISA.

            1.5 "Affiliate" shall mean any and all Persons which, in the sole and absolute judgment of Lender, directly or indirectly, own or control, are controlled by or are under common control with Borrower, and any and all Persons from whom, in the sole and absolute judgment of Lender, Borrower has not or is not likely to exhibit independence of decision or action. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power

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to direct or cause the direction of management and policies of a
Person, whether through the ownership of voting securities, by contract or otherwise.

            1.6 "Ancillary Agreements" shall mean all Security Documents and agreements, instruments and documents, including without limitation, notes, guaranties, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of Borrower or any other Person or delivered to Lender or any Participant with respect to this Agreement.

            1.7 "Billings in Excess of Cost and Earnings" is a liability on Borrower's balance sheet and shall mean all of the Borrower's billings to its Account Debtors which are in excess of the Borrower's revenues recognized with respect to such Account Debtors.

            1.8 "Borrower's Knowledge" or words of such import shall mean all knowledge, including, actual knowledge and knowledge of matters which any reasonable person in such position knew or should have known, of the respective officers, directors and managers of Borrower.

            1.9 "Business Day" shall mean (a) for all purposes other than as specified in clause (b), any day, other than a Saturday or Sunday, on which the main lobby of the Depository Bank and Lender are open for business with the general public, and (b) with respect to all notices, determinations, findings and payments in connection with the LIBOR Rate, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in dollar deposits in the applicable interbank LIBOR market.

            1.10 "Capital Leases" shall mean any lease of personal property of any Person, as lessee, which, in accordance with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of such Person.

            1.11 "Charges" shall mean all national, federal, state, county, city, municipal, or other governmental (including, without limitation, the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Liabilities, (iii) Borrower's employees, payroll, income or gross receipts, (iv) Borrower's ownership or use of any of its assets, or (v) any other aspect of Borrower's business.

            1.12 "Closing" shall mean the date on which this Agreement is executed by both Borrower and Lender.

            1.13 "Code" shall mean the Internal Revenue Code of 1986, as amended.

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            1.14 "Collateral" shall mean all of the property and
interests in property described in Section 5.1 and all other property and interests in property which shall, from time to time, secure any part of the Liabilities.

            1.15 "Collateral Availability" shall have the meaning ascribed to it in Section 2.1.

            1.16 "Contract Year" shall mean initially, that period of time commencing on the Closing and one day prior to the anniversary of the Closing, and thereafter each period of one (1) year commencing on the date after the last day of the immediately preceding Contract Year and any one (1) day prior to the anniversary of such date.

            1.17 "Costs and Earnings in Excess of Billings" is an asset on Borrower's balance sheet and shall mean revenues recognized in excess of amounts billed.

            1.18 "Current Assets" shall mean the aggregate net book value of the current assets of Borrower as determined in accordance with generally accepted accounting principles, excluding any accounts owing to Borrower from any Affiliate.

            1.19 "Current Liabilities" shall mean the aggregate amount of all liabilities of Borrower, including the indebtedness evidenced by the Revolving Loan and those liabilities which would be classified as current liabilities under generally accepted accounting principles.

            1.20 "Default" shall mean the occurrence or existence of any one or more of the events described in Section 11.1.

            1.21 "Default Rate" shall mean a rate per annum equal to two hundred (200) basis points in excess of the interest rate then in effect for the respective Liabilities.

            1.22 "Depository Bank" shall mean the banking institution which is referred to in Section 4.3 and which shall be the signatory to the Special Deposit Agreement which is attached hereto as Exhibit A.

            1.23 "Designated Rate" shall mean, with respect to (a) Prime Rate Revolving Loan, the Prime Rate, and (b) the LIBOR Rate
Revolving Loan, the LIBOR Rate.

            1.24 "Eligible Accounts" shall mean those Accounts included in an Accounts Report which, as of the date of such Accounts Report and at all times thereafter, (i) satisfy the requirements for eligibility as described in Section 3.1, (ii) do not violate the negative covenants and other provisions of this Agreement and do satisfy the affirmative covenants, warranties and other provisions of this Agreement and (iii) Lender, in its sole and absolute credit judgment and in the exercise of good faith, deems to be Eligible Accounts.

            1.25 "Eligible Inventory" shall mean those items of Inventory included in an Inventory Report which, as of the date of such Inventory Report and at all times thereafter,

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(i) satisfy the requirements for eligibility as described in
Section 3.2, (ii) do not violate the negative covenants and other provisions of this Agreement and do satisfy the affirmative covenants, warranties and other provisions of this Agreement and
(iii) Lender, in its sole and absolute credit judgment and in the exercise of good faith, deems to be Eligible Inventory.

            1.26 "Employee Benefit Plan" shall mean an employee benefit plan within the meaning of ERISA Section 3(3) maintained, sponsored or contributed to by the Borrower or any ERISA Affiliate.

            1.27 "Environmental Laws" shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other federal state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

            1.28 "Environmental Lien" shall mean a lien in favor of any governmental entity for (i) any liability under any Environmental Laws, or (ii) damages arising from or costs incurred by such governmental entity in response to a release of a Hazardous Material into the environment.

            1.29 "Equipment" shall mean all Borrower's now owned and hereafter acquired equipment and fixtures, including without limitation, furniture, machinery, vehicles and trade fixtures, together with any and all accessories, parts and appurtenances thereto, substitutions therefor and replacements thereof.

            1.30 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            1.31 "Event of Default" shall mean any event or condition which, with the passage of time or the giving of notice or both, would constitute a Default.

            1.32 "Excess Interest" shall mean have the meaning ascribed to it in Section 2.3(C)(ii).

            1.33 "Financials" shall mean those financial statements of Borrower attached hereto as Exhibit B or delivered to Lender pursuant to Section 10.1.

            1.34 "General Intangibles" shall mean all choses in action, general intangibles, causes of action and all other intangible personal property of Borrower of every kind and nature (other than Accounts) now owned or hereafter acquired by Borrower. Without in any way limiting the generality of the foregoing, General Intangibles specifically includes, without limitation, all corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, and tax refund claims owned by Borrower and all letters of

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credit, guarantee claims, security interests or other security held by or granted to Borrower to secure payment by an Account Debtor of any Accounts.

            1.35 "Hazardous Materials" shall mean any hazardous substance or pollutant or contaminant defined as such in (or for the purposes of) any Environmental Law and shall include, but not be limited to, petroleum, any radioactive material, and asbestos in any form or condition.

            1.36 "Indebtedness" shall mean all of Borrower's liabilities, obligations and indebtedness to any Person of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed, or otherwise, heretofore, now or hereafter owing, due, or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law, or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes (i) the Liabilities, (ii) all obligations or liabilities of any Person that are secured by any lien, claim, encumbrance, or security interest upon property owned by Borrower, even though Borrower has not assumed or become liable for the payment thereof, (iii) all obligations or liabilities created or arising under any lease of real or personal property, or conditional sale or other title retention agreement with respect to property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property, (iv) all obligations and liabilities in respect of unfunded vested benefits under any Employee Benefit Plan or in respect of withdrawal liabilities incurred under ERISA by the Borrower or any ERISA Affiliate to any Multiemployer Plan and
(v) deferred taxes.

            1.37 "Interest Period" means any actual period applicable to a LIBOR Rate Revolving Loan as determined pursuant to Section
2.3(D).

            1.38 "Interest Rate Determination Date" means each date for calculating the LIBOR Rate for purposes of determining the interest rate applicable to any LIBOR Rate Revolving Loan made pursuant to Section 2.3. The Interest Rate Determination Date shall be the second Business Day prior to the first day of an Interest Period for a LIBOR Rate Revolving Loan.

            1.39 "Inventory" shall mean all goods, inventory, merchandise and other personal property including, without limitation, goods in transit, wherever located and whether now owned or hereafter acquired by Borrower which is or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work in process, supplies or materials used or consumed in Borrower's business, and all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Borrower.

            1.40 "Inventory Report" shall mean a report delivered to Lender by Borrower, as required by Section 7.3, consisting of a detailed listing of all Inventory as of the date of such Inventory Report describing the kind, type, quality, quantity, location and the lower of cost (computed on the basis of an average cost flow assumption) or market value of such Inventory.

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            1.41 "Liabilities" shall mean all of Borrower's
liabilities, obligations and indebtedness to Lender of any and every kind and nature, whether primary, secondary, direct, absolute, contingent, fixed, or otherwise (including, without limitation, interest, charges, expenses, attorneys' fees and other sums chargeable to Borrower by Lender, future advances made to or for the benefit of Borrower and obligations of performance), whether arising under this Agreement, under any of the Ancillary Agreements or acquired by Lender from any other source, whether heretofore, now or hereafter owing, arising, due, or payable from Borrower to Lender, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise.

            1.42 "LIBOR Rate" shall mean, for each Interest Period, a rate of interest equal to the sum of:

                 a. the rate of interest determined by the Lender at which deposits in U.S. Dollars for the relevant Interest Period are offered based on information presented on the Telerate Screen as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date; provided, that if more than one (1) offered rate appears on the Telerate Screen in respect of such Interest Period, the arithmetic mean of all such rates (as determined by the Lender) will be the rate used; provided, further, that if Telerate ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by the Lender at which deposits in U.S. Dollars are offered for the relevant Interest Period by The Sanwa Bank, Limited (or its successor) to banks in London interbank markets as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date, plus

                 b.    two hundred and twenty-five (225) basis points.

            1.43 "LIBOR Rate Revolving Loan" shall mean the Revolving Loan, to the extent that it bears interest at the LIBOR Rate.

            1.44 "Maximum Amount" shall mean an amount equal to Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000).

            1.45 "Multiemployer Plan" shall mean any plan described in Section 4001(a)(3) of ERISA to which contributions are or have been made by the Borrower or any ERISA Affiliate.

            1.46 "Participant" shall mean any Person, now or at any time or times hereafter, participating with Lender in the loans made by Lender to Borrower pursuant to this Agreement and the Ancillary Agreements.

            1.47 "PBGC" shall mean the Pension Benefit Guaranty
Corporation or any governmental body succeeding to its functions.

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            1.48 "Permitted Liens" shall mean those liens scheduled
on Exhibit G to this Agreement.

            1.49 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

            1.50 "Plan Administrator" shall have the meaning assigned to it in Section 3(16)(A) of ERISA.

            1.51 "Plan Sponsor" shall have the meaning assigned to it in Section 3(16)(B) of ERISA.

            1.52 "Pre-Tax Net Income" shall mean, for any period, with respect to any Person, the gross revenues of such Person, less all operating and non-operating expenses (including, without limitation, interest expenses and all fees and commissions) of such Person for such period, derived in the ordinary course of its business, including all charges of a proper character (excluding, however, current and deferred taxes on income and provisions for taxes on income but including current additions to bad debt and other reserves), all determined on a basis consistent with prior years."

            1.53 "Prime Rate" shall mean the highest "prime rate" of interest quoted, from time to time, by The Wall Street Journal as the base rate on corporate loans at large United States money center commercial banks, provided, however, that in the event that The Wall Street Journal ceases quoting a "prime rate" of the type described, Prime Rate shall mean the highest per annum rate of interest quoted as the "Bank Prime Loan" rate for "This week" in Statistical Release H.15(519) published from time to time by the Board of Governors of the Federal Reserve System.

            1.54 "Prime Rate Revolving Loan" shall mean the Revolving Loan, to the extent that it bears interest at the Prime Rate.

            1.55 "Prohibited Transaction" shall mean a transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

            1.56 "Reportable Event" shall mean (a) an event described in Sections 4043(b), 4068(a) or 4063(a) of ERISA or in the regulations thereunder, (b) receipt of a notice of withdrawal liability with respect to a Multiemployer Plan pursuant to Section 4202 of ERISA, (c) an event requiring the Borrower or any ERISA Affiliate to provide security for an Employee Benefit Plan under Code Section 401(a)(29), and (d) any failure to make payment required under Code Section 412(m).

            1.57 "Revolving Loan" shall have the meaning ascribed to it in Section 2.1.

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            1.58 "Revolving Loan Account" shall have the meaning
ascribed to it in Section 4.1.

            1.59 "Security Documents" shall mean this Agreement and all other agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment, schedules, assignments, mortgages and other written matter necessary or requested by Lender to create perfect and maintain perfected Lender's security interest in the Collateral.

            1.60 "Special Collateral" shall have the meaning ascribed to it in Section 5.3.

            1.61 "Special Deposit Account" shall have the meaning ascribed to it in Section 4.3.

            1.62 "Stock" shall mean all shares, options, interests, participations or other equivalents (however designated) of or in a corporation, whether voting or non-voting, including, without limitation, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

            1.63 "Tangible Net Worth" shall mean, as of any particular date, calculated on an unconsolidated basis the difference between
(a) Borrower's total assets as shown on the balance sheet of Borrower, but excluding therefrom all values attributable to goodwill, non-competition agreements, patents, copyrights, trade-marks, licenses, prepaid expenses, Capital Leases, other General Intangibles and Accounts due from Affiliates and (b) Borrower's total liabilities and deferred charges shown on such balance sheet, including as liability all guarantees of the indebtedness of Affiliates.

            1.64 "Telerate Screen" means the display designated as Screen 3750 on the Telerate System or such other screen on the Telerate System as shall display the London interbank offered rates for deposits in U.S. dollars quoted by selected banks.

            1.65 "Term" shall have the meaning ascribed to it in
Section 2.4.

            1.66 "Total Facility" shall have the meaning ascribed to it in Section 2.1.

            1.67 "Unused Facility Fee" shall have the meaning set forth in Section 2.5 herein.

            1.68 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with generally accepted accounting principles.

            1.69 Other Terms. All other terms contained in this Agreement which are not otherwise defined in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code of the State of Illinois to the extent the same are used or defined therein.

2.    LOANS:  GENERAL TERMS

            2.1 Total Facility. Lender may, in its sole and absolute discretion, and in the exercise of good faith, make available for Borrower's use from time to time during the term of this Agreement, upon Borrower's request therefor, certain loans and other financial accommodations in an aggregate amount (except in Lender's sole and absolute discretion) not to exceed Two Million Five Hundred Thousand and No/100ths Dollars ($2,500,000.00) (the "Total Facility"). The Total Facility shall be subject to all of the terms and conditions of this Agreement and shall comprise a revolving line of credit consisting of advances against Eligible Accounts and Eligible Inventory (the "Revolving Loan") in an aggregate principal amount not to exceed, at any time outstanding, the lesser of
(i) $2,500,000.00 or (ii) the outstanding amount of Collateral Availability. As used in this Agreement, "Collateral Availability" shall mean, as of any date of determination, an amount equal to the sum of (i) up to eighty percent (80%) of the net amount (after deduction of such reserves as Lender deems proper and necessary in the exercise of good faith) of Eligible Accounts plus (ii) up to fifty percent (50%) of the aggregate value of Eligible Inventory (determined on the basis of the lower of an average cost or market value, net of such reserves as Lender deems proper and necessary in the exercise of good faith), provided that Collateral Availability as to Eligible Inventory of Borrower shall not at any time exceed in the aggregate Five Hundred Thousand and No/100ths Dollars ($500,000.00).

            It is expressly understood and agreed by Borrower that nothing contained in this Agreement shall, at any time, require Lender to make loans or other extensions of credit to Borrower and the making and amount of such loans or other extensions of credit to Borrower under this Agreement shall at all times be in Lender's sole and absolute discretion in the exercise of good faith. Lender may, in the exercise of such discretion in the exercise of good faith, at any time and from time to time, increase or decrease the advance percentages to be applied to Eligible Accounts and Eligible Inventory which are contained in this Section 2.1. In the event such percentages are decreased, such decrease shall become effective immediately for the purpose of calculating the amount which Lender may be willing to advance, or allow to remain outstanding, against Eligible Accounts and Eligible Inventory.

            2.2 Advances to Borrower Constitute One Loan. All loans and advances by Lender to Borrower under this Agreement and the Ancillary Agreements shall constitute one loan to Borrower and all indebtedness and obligations of Borrower to Lender under this Agreement and the Ancillary Agreements shall constitute one general obligation of Borrower secured by the Collateral of Borrower.

            2.3  Interest Rate.

            (A)  (i)   So long as no Default has occurred and is
continuing, the Borrower shall pay to the Lender interest on the outstanding principal balance of the Revolving Loan at the applicable Designated Rate; provided, however, that upon the occurrence and during the continuation of any Default, Lender may at its option, raise the interest rate charged on the Liabilities to the Default Rate with respect to the Liabilities from the date of the occurrence of the Event of Default until the earlier of (1) the Event of Default is cured or waived by Lender or (2) the Liabilities are paid in full. The applicable basis for determining the rate of interest with respect to the Revolving Loan shall be selected by the Borrower initially at the time a request for an advance is given pursuant to Section 12.3(J). The basis for determining the interest rate with respect to the Revolving Loan may be changed from time to time by Borrower pursuant to subsection 2.3(E).

                 (ii) Interest on the Revolving Loan shall be computed by multiplying the closing daily balance of the Revolving Loan as reflected in the Borrower's Revolving Loan Account for each day during the preceding month by the interest rate determined to be applicable hereunder on each such day.

                 (iii) Interest and all fees hereunder (other than prepayment fees) shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest on the Revolving Loan, the date of funding of the Revolving Loan or the first day of an Interest Period applicable to such Revolving Loan if it is a LIBOR Rate Revolving Loan, or with respect to a Prime
Rate Revolving Loan being converted from a LIBOR Rate Revolving
Loan, the date of conversion of such LIBOR Rate Revolving Loan to such Prime Rate Revolving Loan, shall be included and the date of payment of such Revolving Loan or the expiration date of an Interest Period applicable to such Revolving Loan if it is a LIBOR Rate
Revolving Loan, or with respect to a Prime Rate Revolving Loan being converted to a LIBOR Rate Revolving Loan, the date of conversion of such Prime Rate Revolving Loan to such LIBOR Rate Revolving Loan, shall be excluded; provided, that if a Revolving Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Revolving Loan.

            (B) Following the occurrence of a Default, the Borrower shall pay to the Lender interest from the date of such Default to and including the date of cure of such Default on the outstanding principal balance of the Liabilities at the Default Rate applicable to such Liabilities; provided, however, that in the case of LIBOR Rate Revolving Loan, upon the expiration of the Interest Period in effect at the time any Default shall have occurred and be continuing, such LIBOR Rate Revolving Loan shall become Prime Rate Revolving Loan and thereafter bear interest at the Default Rate applicable to Prime Rate Revolving Loan.

            (C)  (i)   Interest shall be due at the Designated Rate as
provided herein, after as well as before demand, default and judgment, notwithstanding any judgment rate of interest provided for in any statute. If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, then to the extent permitted by law and subject to the provisions of subparagraph (ii) below, the Borrower shall be obligated to pay the maximum amount then permitted by applicable law and the Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

                 (ii) It is the intention of the Lender and the Borrower to comply with the laws of the State of Illinois, and notwithstanding any provision to the contrary contained herein or in the other Ancillary Agreements, the Borrower shall not be required to pay and the Lender shall not be permitted to collect any amount in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined to have been provided for by a court of competent jurisdiction in this Agreement or in any of the other Ancillary Agreements, then in such event: (a) the provisions of this subparagraph shall govern and control; (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest; (c) any Excess Interest that the Lender may have received hereunder shall be, at the Lender's option (1) applied as a credit against the outstanding principal balance of the Liabilities or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (2) refunded to the payor thereof, or (3) any combination of the foregoing; and (d) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed under applicable law, and this Agreement and the other Ancillary Agreements shall be deemed to have been, and shall be, reformed and modified to reflect such reduction.

            (D) In connection with each LIBOR Rate Revolving Loan, the Borrower shall elect an interest period (each an "Interest Period") to be applicable to such Revolving Loan, which Interest Period shall be either a 30, 60 or 90 day period; provided, that:

                 (i) the initial Interest Period for any Revolving Loan shall commence on the date of funding of such Revolving Loan;

                 (ii) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires (Borrower and Lender agree that this subsection does not obligate Borrower to pay interest twice for the same days' funds);

                 (iii) if an Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if such next succeeding Business Day falls in a new calendar month, then such Interest Period shall expire on the immediately preceding Business Day;

                 (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to paragraph (v) below, end on the last Business Day of a calendar month;

                 (v) no Interest Period shall extend beyond the last day of the Term;

                 (vi) no Interest Period may extend beyond a date on which the Borrower is required to make a required payment or prepayment of principal of the Revolving Loan; and

                 (vii)       there shall be no more than two (2)
            Interest Periods relating to LIBOR Rate Revolving Loans outstanding at any time.

            (E) Subject to the provisions of subsection 2.3(D), the Borrower shall have the option to:

                 (i) convert at any time all or any part of the outstanding Prime Rate Revolving Loan equal to Two Hundred Thousand and No/100ths Dollars ($200,000) and integral multiples of One Hundred Thousand and No/100ths Dollars ($100,000) in excess of that amount from Prime Rate Revolving Loan to LIBOR Rate Revolving Loan or to convert LIBOR Rate Revolving Loan in amounts equal to Two Hundred Thousand and No/100ths Dollars ($200,000) and integral multiples of One Hundred Thousand and No/100ths Dollars ($100,000) in excess of that amount from LIBOR Rate Revolving Loan to Prime Rate Revolving Loan; or

                 (ii) upon the expiration of any Interest Period applicable to a LIBOR Rate Revolving Loan, to continue all, or any portion of such Revolving Loan equal to any multiple of One Hundred Thousand and No/100ths Dollars ($100,000) in excess of or below that amount (but in no event less than Two Hundred Thousand and No/100ths ($200,000)) as a LIBOR Rate Revolving Loan and the succeeding Interest Period(s) of such continued LIBOR Rate Revolving Loan shall commence on the last day of the Interest Period of the LIBOR Rate Revolving Loan to be continued; provided, that LIBOR Rate Revolving Loan may only be converted into Prime Rate Revolving Loan on the expiration date of an Interest Period applicable thereto; provided, further, that no outstanding Revolving Loan may be continued as, or be converted into, a LIBOR Rate Revolving Loan when any Default with respect to the payment of money or any Event of Default has occurred and is continuing.

            (F)  Subject to the provisions of subsection 2.3(E):

                 (i)   the Borrower shall deliver a Notice of
            Conversion/Continuation to the Lender no later than 1:00 P.M. (Chicago, Illinois time) at least two (2) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall certify:
            (1) the proposed conversion/continuation date (which shall be a Business Day); (2) the amount of the Revolving Loan to be converted/continued; (3) the nature of the proposed conversion/ continuation; (4) in the case of a conversion to, or a continuation of, a LIBOR Rate Revolving Loan, the requested Interest Period; and (5) in the case of a conversion to, or a continuation of, a LIBOR Rate Revolving Loan, that no Default or Event of

            Default has occurred and is continuing or would result from the proposed conversion/continuation. In lieu of delivering the above-described Notice of Conversion/Continuation, the Borrower may give the Lender telephonic notice by the required time of any proposed conversion/continuation under subsection 2.3(E); provided, that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to the Lender on or before the proposed conversion/continuation date. If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to the Lender in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Revolving Loan shall be deemed to be a Prime Rate Revolving Loan.

                 (ii) The Lender shall not incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Lender believes in good faith to have been given by or at the direction of an officer of Borrower or for otherwise acting in good faith under this subsection 2.3(F) and, upon conversion/continuation by the Lender in accordance with this Agreement pursuant to any telephonic notice, the Borrower shall have effected such conversion or continuation, as the case may be, hereunder.

                 (iii) A Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Rate Revolving Loan (or telephonic notice in lieu thereof) shall be irrevocable once given, and the Borrower shall be bound to convert or continue in accordance therewith.

            G. Subject to the provisions of Section 2.3, each LIBOR Rate Revolving Loan requested must equal at least Two Hundred
Thousand and No/100ths Dollars ($200,000) and may only be in additional integral multiples of One Hundred Thousand and No/100ths Dollars ($100,000).

            2.4 Term of Agreement; Liquidated Damages. This Agreement shall be in effect until the three year anniversary of the Closing (the "Term"). This Agreement may also be terminated by Lender upon the occurrence of a Default as provided in Section 11. Upon the effective date of termination, all of the Liabilities of Borrower shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all of the Liabilities of Borrower shall have been fully paid and satisfied, Lender shall be entitled to retain its security interest in the Collateral, Borrower shall continue to remit collections of Accounts and proceeds of Collateral as provided in this Agreement, and Lender shall retain all of its rights and remedies under this Agreement. If, during the Term, this Agreement is terminated by Borrower other than as permitted in this Section 2.4, Borrower shall pay to Lender, for loss of the bargain and not as a penalty, as liquidated damages and compensation for the costs of being prepared to make funds available to Borrower under this Agreement, an amount (the "Prepayment Fee") equal to three percent (3%) of the Maximum Amount for any prepayment made during the first Contract Year; two percent (2%) of the Maximum Amount for any prepayment made during the second Contract

Year; and one percent (1%) of the Maximum Amount for any prepayment made in the third Contract Year.

            2.5 Unused Facility Fee. As an additional charge for Lender's agreement to extend credit to the Borrower under the terms hereof, Borrower shall pay Lender an Unused Facility Fee in the amount of one-quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Loan for all monthly periods after the Closing, payable monthly in arrears on the last day of each such month during the Term, commencing on March 31, 1996, and in each and every consecutive month thereafter.

            2.6 Closing Fee. Borrower shall pay the Lender a non-refundable Closing Fee in an amount equal to Twelve Thousand
Five Hundred and No/100ths Dollars ($12,500) to be paid at Closing.

            2.7 Special Provisions Governing LIBOR Rate Revolving Loan. Notwithstanding any other provision of this Agreement, the following provisions shall govern with respect to LIBOR Rate
Revolving Loan as to the matters covered:

            (A) As soon as practicable after 1:00 p.m. (Chicago, Illinois time) on each Interest Rate Determination Date, the Lender shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Revolving Loan for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower.

            (B) If on any Interest Rate Determination Date the Lender shall have determined (which determination shall be final and conclusive and binding upon the Borrower) that:

                 (i) by reason of any changes arising after the date of this Agreement affecting the LIBOR market or affecting the position of the Lender in such market, adequate and fair means do not exist for ascertaining the applicable interest rate by reference to the LIBOR Rate with respect to the LIBOR Rate Revolving Loan as to which an interest rate determination is then being made; or

                 (ii) by reason of (a) any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (b) other circumstances affecting the Lender or the LIBOR market or the position of the Lender in such market (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in the LIBOR
            Rate), the LIBOR Rate shall not represent the effective pricing to the Lender for dollar deposits of comparable amounts for the relevant period;

then, and in any such event, the Lender shall, promptly after being notified of a borrowing, conversion or continuation, give notice (by telephone confirmed in writing) to the Borrower of such determination. Thereafter, the Borrower shall pay to the Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Lender in its reasonable credit judgment shall determine) as shall be required to cause the Lender to receive interest with respect to the LIBOR Rate Revolving Loan for the Interest Period following that Interest Rate Determination Date at a rate per annum equal to two (2%) percent per annum in excess of the effective pricing to the Lender for dollar deposits to make or maintain the LIBOR Rate Revolving Loan. A certificate as to additional amounts owed the Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to the Borrower shall, absent manifest error, be final and conclusive and binding upon the Borrower.

            (C) If on any date the Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon the Borrower) that the making or continuation of any LIBOR Rate Revolving Loan has become unlawful or impossible by compliance by the Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, the Lender shall promptly give notice (by telephone confirmed in writing) to the Borrower of that determination. The obligation of the Lender to make or maintain such LIBOR Rate Revolving Loan during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and the Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection is made or, earlier, when required by law, repay or prepay such LIBOR Rate Revolving Loan, together with all interest accrued thereon.

            (D) The Borrower shall compensate the Lender, upon written request by the Lender (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon the Borrower), for all reasonable losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by the Lender in connection with the re-employment of such funds) the Lender may sustain: (1) if for any reason (other than a default by the Lender or the failure of a borrowing to occur due to the occurrence of any event described in subsection 2.7(C)) a borrowing of any LIBOR Rate Revolving Loan does not occur on a date specified therefor in a request for an advance, a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to subsection 2.3(E); or (2) as a consequence of any other default by the Borrower to repay any LIBOR Rate Revolving Loan when required by the terms of this Agreement; provided, that during the period while any such amounts have not been paid, the Lender shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loan. The provisions of this subsection 2.7(D) shall survive the termination of this Agreement, the repayment of the Revolving Loan and the discharge of the Borrower's other obligations hereunder.

            (E) The Lender may make, carry or transfer any LIBOR Rate Revolving Loan at, to, or for the account of, any of its branch offices or the office of an affiliate of the Lender.

            (F) Calculation of all amounts payable to the Lender under Section 2.7 shall be made as though the Lender had actually funded the relevant LIBOR Rate Revolving Loan through the purchase of a LIBOR deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Rate Revolving Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; provided, however, that the Lender may fund each of the LIBOR Rate Revolving Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under Section 2.7.

            2.8 Purpose. The purpose of the Revolving Loan is to provide Borrower with (i) working capital financing; (ii) the funds necessary to pay off Borrower's existing working capital and term loans made by Commercial Bank of Fremont; and (iii) the funds necessary to repay the $750,000 loan from C&L Communications, Inc.

3.          ELIGIBLE ACCOUNTS; ELIGIBLE INVENTORY

            3.1 Eligible Accounts. Upon Borrower's delivery to Lender of an Accounts Report, Lender shall determine, in its sole and absolute discretion and in the exercise of good faith, which individual Accounts listed thereon are Eligible Accounts. In making this determination, Lender will consider the following requirements:

            (A) If the individual Account arises from the sale of goods, such goods have been shipped or delivered on open account and on an absolute sale basis and not on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return agreement and no material part of such goods has been returned (other than returns described in Section 7.4), repossessed, rejected, lost or damaged;

            (B) The individual Account is not evidenced by chattel paper or an instrument of any kind;

            (C)  The Account Debtor obligated on such individual
Account is not insolvent or the subject of any bankruptcy or in-solvency proceeding of any kind and Lender is satisfied with the creditworthiness of such Account Debtor;

            (D) If the individual Account is owing from an Account Debtor located outside the United States, such Account Debtor has furnished the Borrower with an irrevocable letter of credit which has been issued or confirmed by a financial institution acceptable to Lender, is in form and substance acceptable to Lender, has been pledged to Lender, and is payable in United States dollars in an amount not less than the face value of the individual Account;

            (E) The individual Account is a valid, legally enforceable obligation of the relevant Account Debtor and such Account Debtor has not asserted any offset, counterclaim or defense denying liability thereunder; provided, however, that if such offset, counterclaim or defense has been asserted, such Account shall be ineligible only to the extent of such asserted offset, counterclaim or defense;

            (F) The individual Account is subject to and covered by Lender's perfected security interest and is not subject to any other lien, claim, encumbrance or security interest, except for the Permitted Liens;

            (G) The individual Account is evidenced by an invoice or other documentation in form acceptable to Lender;

            (H) The individual Account has not remained unpaid for a period exceeding ninety (90) days after the related invoice date;

            (I) Accounts owing by a single Account Debtor or its Affiliate (whether or not such Affiliate is known by Borrower to be an Affiliate of such Account Debtor), including currently scheduled Accounts, if fifty percent (50%) or more of the balance owing by such Account Debtor and its Affiliates, in the aggregate, upon Accounts remain ineligible by reason of the criteria set forth in clause (H) above;

            (J) The individual Account is not owing from the United States of America or any department, agency or instrumentality thereof, unless, however, there has been compliance, as determined in Lender's reasonable credit judgment, and at the sole cost and expense of Borrower, with the Federal Assignment of Claims Act of 1940, as amended;

            (K) Accounts with respect to which the Account Debtor is a director, officer, employee or agent of Borrower, or is a subsidiary or an Affiliate;

            (L) Each of the warranties and representations set forth in Section 9.2 has been reaffirmed with respect to such individual Account at the time that the most recent Accounts Report was delivered to Lender;

            (M) The individual Account is one against which Lender is legally permitted to make loans and advances;


            (N) That portion of any Account which represents Billing in Excess of Costs and Earnings;

            (O) Each Account is evidenced by an invoice which is supported by a fully signed contract or any other appropriate documentation, as determined by Lender in its reasonable credit judgment;

            (P) That portion of any Account which represents retainage in excess of any reserve for retainage then in place (to be initially established by Lender in the amount of $30,000 and which shall be subject to periodic adjustments as Lender shall, from time to time, deem necessary; provided, however, that such reserve shall never be less than $30,000);

            (Q) If the Account Debtor is located in the State of New Jersey, all Accounts of such Account Debtor unless Borrower has filed a Notice of Business Activities Report with the New Jersey
Division of Taxation for the then current year; and

            (R) If the Account Debtor is located in the State of Minnesota, all Accounts of such Account Debtor unless Borrower has filed a Business Activity Report with the Minnesota Department of Revenue.

            3.2 Eligible Inventory. Upon Borrower's delivery to Lender of an Inventory Report, Lender shall determine, in its sole and absolute discretion and in the exercise of good faith, which items of Inventory listed thereon are Eligible Inventory. In making this determination, Lender will consider the following requirements:

            (A) The item of Inventory is in good condition, meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale and is either currently useable or currently saleable in the ordinary course of Borrower's (who owns such Inventory) business and is not otherwise unacceptable to Lender due to age, type, category or quantity;

            (B) The item of Inventory is located at one of the locations listed on Exhibit C attached hereto, is subject to and covered by Lender's perfected security interest and is not subject to any other lien, claim, encumbrance or security interest, except for the Permitted Liens;

            (C) The item of Inventory has not remained on hand for more than three hundred sixty (360) days;

            (D) The item of Inventory has not been consigned, sold or leased to any Person;

            (E) Each of the warranties and representations set forth in Section 9.3 has been reaffirmed with respect to such items of Inventory at the date that the most recent Inventory Report was delivered to Lender; and

            (F) The item of Inventory was not purchased by Borrower in or as part of a "bulk" transfer or sale of assets unless
Borrower, and the seller of such item, have complied with all applicable bulk sales or bulk transfer laws.

4.          PAYMENTS

            4.1 Revolving Loan Account; Method of Making Payments. Lender shall maintain a loan account (the "Revolving Loan Account") on its books in which shall be recorded (i) all loans and advances made by Lender to Borrower pursuant to this Agreement, (ii) all payments made by Borrower on all such loans and advances and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. All entries in the Revolving Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. Unless otherwise agreed to in writing from time to time hereafter, all payments which Borrower is required to make to Lender under this Agreement or under any of the Ancillary Agreements shall be made by appropriate debits to the Revolving Loan Account. Lender may, in its sole and absolute discretion, elect to bill Borrower for such amounts in which case the amount shall be immediately due and payable with interest thereon at the rate set forth at the Prime Rate.

            4.2 Payment Terms. All of the Liabilities shall be payable to Lender at the address set forth in Section 13.11. The Liabilities of Borrower will be repayable as follows: (i) interest shall be payable on the first day of each month (for the immediately preceding month) out of the first collections received with respect to any proceeds of Collateral, (ii) fees, costs, expenses and similar charges shall be payable as and when provided for in this Agreement or the Ancillary Agreements and (iii) the principal balance of the Liabilities shall be payable from collections received with respect to any proceeds of Collateral as such proceeds are received; provided, however, that if at any time the outstanding principal balance of the Revolving Loan to Borrower exceeds the Collateral Availability of Borrower or the outstanding principal balance of all of the Liabilities exceeds the Total Facility, the Borrower, shall immediately pay to Lender such amount as is necessary to eliminate such excess. Nothing contained in this
Section 4.2 shall authorize Borrower to sell, lease or otherwise dispose of any Collateral other than as expressly set forth in Sections 6.4, 7.1 and 8.3.

            4.3 Collection of Accounts and Payments. Borrower has established a special account (the "Special Deposit Account") in Borrower's name with Sanwa Bank California ("Depository Bank") to which Borrower will immediately deposit all remittances and proceeds of the Collateral in the identical form in which such payment was made, whether by cash or check. The Depository Bank shall acknowledge and agree, in a manner satisfactory to Lender, that all payments made to such special account are the sole and exclusive property of Lender, that Depository Bank has no right of setoff against the funds in such special and that Depository Bank will wire, or otherwise transfer immediately available funds in a manner satisfactory to Lender, funds deposited in such special account to Lender on a daily basis as soon as such funds are collected. Borrower hereby agrees that all payments made to such special account or otherwise received by Lender, whether on the Accounts or as proceeds of other Collateral or otherwise, will be the sole and exclusive property of Lender and will be applied on account of the Liabilities. Lender will credit (conditional upon final collection) all payments received through the special account to the Revolving Loan Account on the Business Day that Lender is in receipt of good funds. Upon the occurrence and during the continuance of an Event of Default or Default, Borrower and any Affiliates, shareholders, directors, officers, employees, agents of Borrower and all Persons acting for or in concert with Borrower shall, acting as trustee for Lender, receive, as the sole and exclusive property of Lender, any monies, checks, notes, drafts or any other payments relating to or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall remit the same or cause the same to be remitted, in kind, to Lender, at Lender's address set forth in Section 13.11 or deposit such items in the special account at the Depository Bank. Borrower agrees to pay to Lender any and all fees, costs and expenses (if any) which Lender incurs in connection with opening and maintaining the special account and depositing for collection by Lender any check or item of payment received or delivered to Depository Bank or Lender on account of the Liabilities and Borrower further agrees to reimburse Lender for any claims asserted by Depository Bank in connection with its Special Deposit Account or any returned or uncollected checks received by Depository Bank for deposit in the Special Deposit Account.

            4.4 Application of Payments and Collections. Borrower irrevocably waives the right to direct the application of payments and collections received by Lender from or on behalf of Borrower, and Borrower agrees that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections against the Liabilities in such manner as Lender may deem appropriate, notwithstanding any entry by Lender upon any of its books and records. To the extent that Borrower makes a payment or payments to Lender or Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or proceeds received, the Liabilities of the Borrower, as the case may be, or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payments or proceeds had not been received by Lender.

            4.5 Statements. All advances to Borrower, and all other debits and credits provided for in this Agreement, shall be evidenced by entries made by Lender in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as Lender shall have rendered to Borrower written statements of account as provided herein, the balance in the Revolving Loan Account, as set forth on Lender's most recent statement, shall be rebuttably presumptive evidence of the amounts due and owing to Lender by Borrower. Not less than ten (10) days after the final day of each calendar month, Lender shall render to Borrower a statement setting forth the balance of the Revolving Loan Account, including principal, interest, expenses and fees. Each such statement shall be subject to subsequent adjustment by Lender and Lender's right to reapply payments in accordance with
Section 4.4, but shall, absent manifest errors or omissions, be presumed correct and binding upon Borrower and shall constitute an account stated unless, within thirty (30) days after receipt of any statement from Lender, Borrower, shall deliver to Lender written objection thereto specifying the error or errors, if any, contained in such statement.

5.          COLLATERAL:  GENERAL TERMS

            5.1 Security Interest. To secure the prompt payment to Lender of the Liabilities, Borrower hereby grants to Lender a continuing security interest in and to all of the following property and interest in property of or in which Borrower has an interest, whether now owned or existing or hereafter acquired or arising and wherever located: (i) all Accounts, Inventory, Equipment, contract rights, General Intangibles, tax refunds, chattel paper, instruments, letters of credit, documents and documents of title;
(ii) all of Borrower's deposit accounts (general or special) with and credits and other claims against Depository Bank or Lender, or any other financial institutions with which Borrower maintains deposits; (iii) all of Borrower's now owned or hereafter acquired monies, and any and all other property of Borrower now or hereafter coming into the actual possession, custody or control of Lender or any agent or affiliate of Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (iv) all insurance proceeds of or relating to any of the foregoing; (v) all of Borrower's books and records relating to any of the foregoing; and (vi) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing.

            5.2 Disclosure of Security Interest. Borrower shall make appropriate entries upon its financial statements and books and records disclosing Lender's security interest in the Collateral.

            5.3 Special Collateral. Immediately upon Borrower's receipt of any Collateral that is evidenced or secured by an agreement, chattel paper, letter of credit, instrument or document, including, without limitation, promissory notes, documents of title and warehouse receipts (the "Special Collateral"), Borrower shall deliver the original thereof to Lender or to such agent of Lender as Lender shall designate, together with appropriate endorsements, the documents required to draw thereunder (as may be relevant to letters of credit) or other specific evidence (in form and substance acceptable to Lender) of assignment thereof to Lender.

            5.4 Further Assurances. At Lender's request, Borrower shall, from time to time, (i) execute and deliver to Lender all Security Documents that Lender may reasonably request, in form and substance acceptable to Lender, and pay the costs of any recording or filing of the same and (ii) take such other actions as Lender may request in order to fully effect the purposes of this Agreement and to protect Lender's interest in the Collateral. Upon the occurrence of any Default, Borrower hereby irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact to sign the name of Borrower on any of the Security Documents and to deliver any of the Security Documents to such Persons as Lender, in its sole discretion, may elect. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

            5.5 Inspection. Lender (by any of its officers, employees or agents) shall have the right, at any time or times during Borrower's usual business hours, but in no event less than every ninety (90) days, without prior notice, to inspect the Collateral, all records related thereto (and to make extracts from such records) and the premises upon which any of the Collateral is located, to discuss Borrower's affairs and finances with any Person and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral.

            5.6 Location of Collateral. Borrower's chief executive office, principal place of business and all other offices and locations of the Collateral and books and records related thereto (including, without limitation, computer programs, printouts and other computer materials and records concerning the Collateral) are set forth on Exhibit C attached hereto. Borrower shall not remove its books and records or the Collateral from any such locations (except for removal of items of Inventory upon its sale in accordance with the terms of this Agreement) and shall not open any new offices or relocate any of its books and records or the Collateral except within the continental United States of America with at least thirty (30) days' prior notice thereof to Lender.
Upon the opening of any new offices which are leased or the relocation of Borrower to a new office which is leased locations, Borrower shall cause the landlord of such location to execute and deliver to Lender a landlord's waiver in form and substance satisfactory to Lender within thirty (30) days after the opening of such new office or relocation from an existing office.

            5.7 Lender's Payment of Claims Asserted Against Borrower. Upon and during the continuation of an Event of Default, Lender may, but shall not be obligated to, at any time or times hereafter, in its sole discretion, and without waiving any Default or waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Ancillary Agreements, pay, acquire or accept an assignment of any security interest, lien, claim or other encumbrance asserted by any Person against the Collateral. All sums paid by Lender under this Section 5.7, including all costs, fees (including without limitation reasonable attorney's and paralegals' fees and court costs), expenses and other charges relating thereto, shall be payable by Borrower to Lender on demand and shall be additional Liabilities secured by the Collateral.

6.          COLLATERAL:  ACCOUNTS

            6.1 Verification of Accounts. Any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in Lender's or in Borrower's name or in the name of a firm of independent certified public accountants acceptable to Lender, to verify the validity, amount or any other matters relating to any Accounts by mail, telephone, telegraph or otherwise.

            6.2 Assignments, Records and Accounts Report. Borrower shall keep accurate and complete records of its Accounts and not less frequently than weekly, Borrower shall deliver to Lender an Accounts Report and formal written assignments of all Accounts, together with copies of the invoices related thereto (collectively, the "Accounts Documents"); provided, however, after and during the continuance an Event of Default or Default, Borrower shall deliver to Lender the Accounts Documents as frequently as Lender shall require, but not less frequently than twice weekly. Borrower shall also deliver to Lender, upon demand, the original copy of all documents, including, without limitation, repayment histories, present status reports and shipment reports, relating to the Accounts included in any Accounts Report and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request.

      Borrower shall further deliver to Lender once per month, and after and during the continuance of an Event of Default or Default, as frequently as Lender shall require, but not less frequently than once per month, an aged Accounts Report of Borrower setting forth the aging of all Accounts as well as the Account Debtor's name, address and outstanding balance.

            6.3 Notice Regarding Disputed Accounts. Borrower shall give Lender prompt notice of any Accounts in excess of $50,000 which are in dispute between any Account Debtor and Borrower. Each Accounts Report shall identify all disputed Accounts and disclose with respect thereto, in reasonable detail, the reason for the dispute, all claims related thereto and the amount in controversy.

            6.4 Sale or Encumbrance of Accounts. Borrower shall not, without the prior written consent of Lender, sell, transfer, grant a security interest in or otherwise dispose of or encumber any of its Accounts to any Person other than Lender, except for the Permitted Liens.

7.          COLLATERAL:  INVENTORY

            7.1 Sale of Inventory. Unless a Default occurs and is continuing, Borrower may sell Inventory in the ordinary course of its business (which does not include a transfer in partial or total satisfaction of Indebtedness, sales in bulk, sales on consignment or sales on an approval or sale or return basis). All proceeds of such sales shall be part of the Collateral and remitted to the Special Deposit Account. Borrower shall not rent, lease or otherwise transfer or dispose of any of the Inventory without Lender's prior written consent, except as set forth in this
Section 7.1.

            7.2 Safekeeping of Inventory; Inventory Covenants. Borrower shall maintain its Inventory in good and saleable condition at all times. Lender shall not be responsible for (i) the safekeeping of the Inventory; (ii) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value of Inventory or
(iv) any act or default of any carrier, warehouseman, bailee or forwarding agency or any other Person in any way dealing with or handling the Inventory. All risk of loss, damage, distribution or diminution in value of the Inventory shall be borne by Borrower.

            7.3 Records and Schedules of Inventory. Borrower shall keep correct and accurate daily records on an average cost basis, itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto and Inventory then on consignment (if any, provided that Lender's prior written consent to such consignment must be obtained), and shall furnish to Lender (i) daily copies of the working papers related thereto; and
(ii) monthly a current Inventory Report, based on an average cost assumption. A physical count of the Inventory shall be conducted no less often than annually and a report based on such count of the Inventory shall promptly thereafter be provided to Lender together with such supporting information including, without limitation, invoices relating to Borrower's purchase of goods listed in said report, as Lender shall, in its sole discretion, request.

            7.4 Returned and Repossessed Inventory. If at any time prior to the occurrence of a Default, any Account Debtor returns any of the Inventory to Borrower, Borrower shall promptly determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be immediately sent to Lender) in the appropriate amount to such Account Debtor; provided, however, that Borrower shall not, without the prior consent of Lender, accept on any single day, returned Inventory the sale price of which was in excess of $50,000 in the aggregate. After the occurrence and during the continuation of a Default, Borrower shall hold all returned Inventory in trust for Lender, shall segregate all returned Inventory from all other property of Borrower or in Borrower's possession and shall conspicuously label such returned Inventory as the property of Lender. Borrower shall, in all cases, immediately notify Lender of the return of any Inventory, specifying the reason for such return and the location and condition of the returned Inventory.

            7.5 Evidence of Ownership of Inventory. Borrower shall, upon Lender's request, deliver to Lender all evidence of ownership of the Inventory.

8.          COLLATERAL:  EQUIPMENT

            8.1 Maintenance of the Equipment. Borrower shall keep and maintain the Equipment in good operating condition and repair, except for ordinary wear and tear, and shall make all necessary replacements thereof so that the value, utility and operating efficiency thereof shall at all times be maintained and preserved and shall promptly inform Lender of any additions to or deletions from the Equipment. Borrower shall not permit any such items to become affixed to real estate in such manner that such items of Equipment will become a fixture or an accession to other personal property.

            8.2 Evidence of Ownership of Equipment. Borrower shall, upon Lender's request, deliver to Lender all evidence of ownership of the Equipment (including, without limitation, bills of sale, certificates of title and applications for title).

            8.3 Proceeds of the Equipment. Borrower shall not sell, transfer, lease, grant a security interest in or otherwise dispose of or encumber the Equipment or any part thereof to any Person other than Lender; provided, however, that in any fiscal year of Borrower, Borrower may sell or otherwise dispose of Equipment with an aggregate net book value not to exceed $25,000. In the event any Equipment is sold, transferred or otherwise disposed of as permitted in this Section 8.3, Borrower shall promptly notify Lender of such fact and deliver all of the cash proceeds of such sale, transfer or disposition to Lender, which proceeds shall be applied to the repayment of the Liabilities; provided, however, that with Lender's prior consent Borrower may use the proceeds of such sale, transfer or disposition to finance the purchase of replacement Equipment. Borrower shall deliver to Lender written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by Borrower shall be free and clear of all liens, claims, security interests and other encumbrances, except for the security interest granted to Lender, purchase money security interests consented to in writing by Lender, and the Permitted Liens.

9.          WARRANTIES AND REPRESENTATIONS

            9.1 General Warranties and Representations. Borrower warrants and represents that:

            (A) Borrower is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation, and is qualified or licensed as a foreign corporation to do business in all other countries, states and provinces in which the laws thereof require Borrower to be so qualified or licensed and where failure to qualify would have a material adverse affect on Borrower's business or the Collateral;

            (B) Borrower has used, during the five (5) year period preceding the date of this Agreement, and does not intend to use, any other corporate or fictitious name, except as disclosed in Exhibit D attached hereto or as hereinafter disclosed in writing;

            (C) Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Ancillary Agreements;

            (D) The execution, delivery and performance by Borrower of this Agreement and the Ancillary Agreements shall not, by their execution or performance, the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law, rule, regulation, judgment, order or decree or a breach of any provision contained in Borrower's charter documents or by-laws or contained in any agreement, instrument, indenture or other document to which Borrower is now a party or by which it is bound, except where such breach will not have a material adverse effect on Borrower's business or the Collateral;

            (E) Borrower's use of the proceeds of any advances made by Lender are, and will continue to be, legal and proper corporate uses (duly authorized by its board of directors, in accordance with any applicable law, rule or regulation) and such uses are consistent with all applicable laws, rules and regulations, as in effect as of the date hereof;

            (F) Borrower has, and is current and in good standing with respect to, all governmental approvals, permits, certificates, inspections, consents and franchises necessary to conduct and to continue to conduct its present and intended business as heretofore conducted by it and to own or lease and operate its properties as now owned or leased and operated by it;

            (G) None of said approvals, permits, certificates, consents or franchises contains any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as Borrower;

            (H) Borrower now has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and Borrower now owns property the fair saleable value of which is greater than the amount required to pay Borrower's debts;

            (I) Except as disclosed on Exhibit E attached hereto and in the Financials or as hereinafter disclosed in writing, Borrower has no litigation pending, or to the best of its knowledge, threatened, and no Indebtedness (except for the Indebtedness shown on Exhibit I or as hereinafter disclosed in writing and trade payable arising in the ordinary course of its business since the dates reflected in the Financials) and has not guaranteed the obligations of any other Person;

            (J) Borrower (i) is not a party to any contract or agreement or subject to any charge, restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or other, and is not a party to any labor dispute; and (ii) there are no lockouts, strikes or walkouts relating to any labor contracts and no such contract is scheduled to expire during the Term; except as to (i) and (ii) as are disclosed on Exhibit F attached hereto or as hereinafter disclosed to Lender in writing;

            (K) Borrower has good, indefeasible and merchantable title to and ownership of its Collateral, free and clear of all liens, claims, security interests and other encumbrances, except those of Lender and those, if any, described on Exhibit G attached hereto;

            (L) To the best of its knowledge, Borrower is not in violation of any applicable statute, rule, regulation or ordinance of any governmental entity, including, without limitation, the United States of America, any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, in any respect materially and adversely affecting the Collateral or Borrower's business, property, assets, operations or condition, financial or other;

            (M) Borrower is not in default under any indenture, loan agreement, mortgage, lease, trust deed, deed of trust or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound;

            (N) The Financials fairly present the assets, liabilities and financial condition and results of operations of Borrower and such other Persons described therein as of the dates thereof; there are no omissions or other facts or circumstances which are or may be material and there has been no material and adverse change in the assets, liabilities or financial or other condition of Borrower since the date of the Financials; there exist no equity or long term investments in or outstanding advances to any Person not reflected in the Financials; there are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened, against Borrower or any other Person which might result in any material adverse change in Borrower's financial condition or materially and adversely affect Borrower's operations, its assets or the Collateral;

            (O) Borrower has not received any notice to the effect that it is not in full compliance with any of the requirements of ERISA and the regulations promulgated thereunder and, to the best of Borrower's knowledge, there exists no event described in
Section 4043 of ERISA, excluding subsections 4043(b)(2) and 4043(b)(3) thereof ("Reportable Event");

            (P) Borrower has filed all federal, state and local tax returns and other reports, or has been included in consolidated returns or reports filed by an Affiliate, which Borrower is required by law, rule or regulation to file and all Charges that are due and payable have been paid;

            (Q) The execution and delivery of this Agreement or any of the Ancillary Agreements by Borrower does do not directly or indirectly violate or result in any violation of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation, Regulation U, G, T or X of the Board of Governors of the Federal Reserve System (12 CFR 221, 207, 220 and 224, respectively) and Borrower does not own or intend to purchase or carry any "margin security," as defined in such Regulations;

            (R) Exhibit J contains a true and complete list of all trademarks, brand-names, copyrights, patents, patent application in which Borrower has an interest; and

            (S) (i) the operations of Borrower, any other obligor and each of Borrower's subsidiaries, if any, comply in all material respects with all applicable Environmental Laws; (ii) none of the operations of Borrower, any other obligor or any Subsidiary are subject to any judicial or administrative proceeding alleging the violation of any Environmental laws; (iii) none of the operations of Borrower, any other obligor or any subsidiary are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material into the environment; (iv) none of Borrower, any other obligor or any Subsidiary has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a Hazardous Material or reporting a spill or release of a Hazardous Material into the environment; and (v) none of Borrower, any other obligor or any Subsidiary has any known material contingent liability in connection with any release of any Hazardous Material into the environment. The materiality standard used in this
Section 9.1(S) shall be exceeded if the facts giving rise to a breach or breaches of the representations or warranties contained herein might result in liability in excess of $50,000 in the aggregate.

      Borrower hereby indemnifies Lender, its successors and assignees, and agrees to hold Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Lender for, with respect to, or as a direct or indirect result of the violation by Borrower, of the Environmental Laws or any laws or regulations relating to Hazardous Material, treatment, storage, disposal, generation and transportation, air, water and noise pollution, soil or ground or water contamination, the handling, storage or release into the environmental of Hazardous Materials; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized by Borrower, any other obligor or any of Borrower's subsidiaries in the conduct of their respective business into or upon any land, the atmosphere, or any watercourse, body of water or wetlands, of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this
Section 9.1(S) shall survive the satisfaction and payment of the Liabilities and the termination of this Agreement.

            9.2 Account Warranties and Representations. Borrower warrants and represents that Lender may rely, in determining which Accounts listed on any Accounts Report submitted by Borrower are Eligible Accounts, without independent investigation, on all statements, warranties and representations made by Borrower on or with respect to any such Accounts Report and, unless otherwise indicated in writing by Borrower, that:

            (A) Such Accounts are genuine, are in all respects what they purport to be, are not reduced to a judgment and, if evidenced by any instrument, item of chattel paper, agreement, contract or documents, are evidenced by only one executed original instrument, item of chattel paper, agreement, contract, or document, which original has been endorsed and delivered to Lender;

            (B) Such Accounts represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

            (C) Except for credits issued to any Account Debtor in the ordinary course of Borrower's business for Inventory returned pursuant to Section 7.4, the amounts shown on the Accounts Report, and all invoices and statements delivered to Lender with respect to any Account, are actually and absolutely owing to Borrower and are not contingent for any reason;

            (D) To the best of Borrower's knowledge, except as may be disclosed on such Accounts Report, there are no setoffs, counterclaims or disputes existing or asserted with respect to any Accounts included on an Accounts Report, and Borrower has not made any agreement with any Account Debtor for any deduction from such Account, except for discounts or allowances allowed by Borrower in the ordinary course of its business, which discounts and allowances have been disclosed to Lender and are reflected in the calculation of the invoice related to such Account;

            (E) To the best of Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement of any of the Accounts or tend to reduce the amount payable thereunder from the amount of the invoice shown on any Accounts Report, and on all contracts, invoices and statements delivered to Lender with respect thereto;

            (F)  To the best of Borrower's knowledge, all Account
Debtors are solvent and had the capacity to contract at the time any contract or other document giving rise to or evidencing the Accounts was executed;

            (G) The goods, the sale of which gave rise to the Accounts, are not, and were not at the time of the sale thereof, subject to any lien, claim, security interest or other encumbrance, except those of Lender, and those removed or terminated prior to the date hereof, and the Permitted Liens;

            (H) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility of any of the Accounts;

            (I) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in its financial or other condition; and

            (J) The Accounts have not been pledged or sold to any other Person or otherwise encumbered and the Borrower is the owner of the Accounts free of all liens and encumbrances except those of Lender and except for the Permitted Liens.

            9.3 Inventory Warranties and Representations. Borrower warrants and represents that Lender may rely, in determining which items of Inventory listed on any Inventory Report submitted by Borrower are Eligible Inventory, without independent investigation, on all statements, warranties and representations made by Borrower on or with respect to any such Inventory Report and, unless otherwise indicated in writing by Borrower, that:

            (A) All Inventory is located on premises listed on Exhibit C or is Inventory which is in transit and is so identified on the relevant Inventory Report;

            (B) The Inventory is not subject to any lien, claim, security interest or other encumbrance whatsoever, except for the security interest of Lender hereunder and except for the Permitted Liens;

            (C) Except as specified on Exhibit C, no Inventory is now, and shall not at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Lender's prior written consent and, if Lender gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, warehouse receipts therefor in Lender's name; and

            (D) Borrower is the owner of all of the Inventory purported to be owned by Borrower free and clear of all liens and encumbrances, except for the Permitted Liens, and none of the Inventory has been leased, rented, transferred or sold, either on consignment, on a sale or return basis, on approval, or otherwise.

            9.4 ERISA Warranties and Representations. Borrower warrants and represents that:

            (A) Exhibit K hereto describes the Employee Benefit Plans to which Borrower may have obligations;

            (B) Each Employee Benefit Plan of Borrower or any of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to so comply would not have a material (in the reasonable opinion of the Lender) adverse effect on the financial condition or results or operations of Borrower, and each such Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified (or, consistent with Section 1140 of the Tax Reform Act of 1986, will be submitted to the Internal Revenue Service for such a determination within the applicable remedial amendment period), and each trust related to any such Employee Benefit Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code;

            (C) Except as set forth in Exhibit K, neither Borrower nor any of its ERISA Affiliates maintains or contributes to any Employee Benefit Plan with an actuarial present value of projected benefit obligations that exceeds the fair market value of the net assets available for such benefits, calculated on the basis of the actuarial assumptions specified in the most recent actuarial valuation for such Employee Benefit Plan, and no such Employee Benefit Plan provides for subsidized early retirement benefits that, in the event of a reduction in force or plant closing, would have a material (in the reasonable opinion of the Lender) adverse effect on the financial condition or results or operations of Borrower;

            (D) Except as set forth on Exhibit K, neither Borrower nor any of its ERISA Affiliates maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides benefits to employees after termination of employment other than as required by Section 601 of ERISA;

            (E) Neither Borrower nor any of its ERISA Affiliates has breached in any material respect any of the responsibilities, obligations, or duties imposed on it by ERISA or the regulations promulgated thereunder with respect to any Employee Benefit Plan, which breach would have a material (in the reasonable opinion of the Lender) adverse effect on the financial condition or results or operations of Borrower;

            (F) Neither Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan, where such failure or complete or partial withdrawal would have a material (in the reasonable opinion of the Lender) adverse effect on the financial condition or results or operations of Borrower;

            (G) At the date hereof, the aggregate potential withdrawal liability, as determined in accordance with Title IV of ERISA, of Borrower and any ERISA Affiliates with respect to all Employee Benefit Plans that are Multiemployer Plans does not exceed $250,000 and, to the best of Borrower's and its ERISA Affiliates' knowledge, no Multiemployer Plan is in reorganization or insolvent within the meaning of Section 4241 or 4245 of ERISA;

            (H) Neither Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under
Section 412 of the Code on or before the due date for such installment or other payment;

            (I) Neither Borrower nor any ERISA Affiliate is required to provide security to an Employee Benefit Plan under Section
401(a)(29) of the Code due to an Employee Benefit Plan amendment that results in an increase in current liability for the plan year;

            (J) No liability to the PBGC has been, or is expected by Borrower or any ERISA Affiliate to be, incurred by Borrower or any ERISA Affiliate, which liability would have a material (in the reasonable opinion of the Lender) adverse effect on the financial condition or results or operations of Borrower, and there are no premium payments that have become due and which are unpaid;

            (K) No events have occurred in connection with any Employee Benefit Plan that might constitute grounds for the termination of any such Employee Benefit Plan by the PBGC or for the appointment by any United States District Court of a trustee to administer any such Employee Benefit Plan;

            (L) Except as set forth in Exhibit K, no Reportable Event has, in the case of any Employee Benefit Plan maintained by Borrower or an ERISA Affiliate other than a Multiemployer Plan, occurred and is continuing, or to the best of Borrower's knowledge, has occurred and is continuing in the case of any such Employee Benefit Plan that is a Multiemployer Plan;

            (M) No Employee Benefit Plan maintained by the Borrower or an ERISA Affiliate had an Accumulated Funding Deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Employee Benefit Plan or, in the case of any Multiemployer Plan, as of the most recent fiscal year of such Multiemployer Plan for which the annual reports of such Multiemployer Plan's actuaries and auditors have been received; and

            (N) Neither Borrower nor any ERISA Affiliate has engaged in a Prohibited Transaction prior to the date hereof, which Prohibited Transaction would have a material (in the reasonable opinion of the Lender) adverse effect on the financial condition or results or operations of Borrower, and the execution, delivery, and carrying out of this Agreement will not involve any non-exempt Prohibited Transactions (within the meaning of Part 4 of Subtitle B of Title I of ERISA) or any transaction in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

            9.5 Automatic Warranty and Representation and Reaffirmation of Warranties and Representations. Each request for an advance made by Borrower pursuant to this Agreement or the Ancillary Agreements shall constitute (i) an automatic warranty and representation by Borrower to Lender that there does not then exist a Default or an Event of Default and (ii) a reaffirmation as of the date of said request of all of the warranties and representations of Borrower contained in this Agreement and in the Ancillary Agreements.

            9.6 Survival of Warranties and Representations. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this

Agreement and the Ancillary Agreements shall be true at the time of Borrower's execution of this Agreement and the Ancillary Agreements, and shall survive the execution, delivery and acceptance hereof and thereof by the parties thereto and the closing of the transactions described herein and therein or related hereto or thereto. Borrower and Lender expressly agree that any misrepresentation or breach of any representation or warranty whatsoever contained in this Agreement or in any of the Ancillary Agreements shall be deemed material.

10.         COVENANTS AND CONTINUING AGREEMENTS

            10.1 Affirmative Covenants. Borrower covenants that it shall:

            (A) At all times during the Term, maintain a ratio of total liabilities to Tangible Net Worth of not more than 4.0:1.0;
(ii) Tangible Net Worth at least equal to $1,350,000, to be adjusted for any dividends paid to or for the benefit of the holder or holders of Borrower's Stock, as permitted by Section 10.2(C); (iii) a ratio of Current Assets to Current Liabilities of not less than 1.1:1.0; and (iv) Pre-Tax Net Income of not less than $350,000 at the end of each fiscal year of Borrower or such pro rata share thereof; all as determined for each of the foregoing financial covenants in accordance with generally accepted accounting principles consistently applied;

            (B) Pay to Lender, on demand, any and all fees, costs or expenses which Lender or any Participant pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender or any Participant, of proceeds of loans made by Lender to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participant, of any check or item of payment received or delivered to Lender or any Participant on account of the Liabilities;

            (C) At its sole cost and expense, keep and maintain the Collateral insured for its full insurable value against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses and notify Lender promptly of any event or occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline;

            (D) Promptly upon Borrower's learning thereof, notify Lender of (i) any material delay in Borrower's performance of any of its obligations to any Account Debtor and of any assertion of any claims, offsets, defenses or counterclaims by any Account Debtor and of any allowances or credits granted (including all credits issued for returned or repossessed Inventory) or other monies advanced by Borrower to any Account Debtor and (ii) all material adverse information relating to the financial or other condition of any Account Debtor;

            (E) Keep books of account and prepare financial statements and furnish to Lender the following (all of the foregoing and following to be kept and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Financials, unless Borrower's independent certified public accountants concur in any changes therein and such changes are disclosed to Lender and are consistent with then generally accepted accounting principles):

                 (i) as soon as available, but not later than one hundred twenty (120) days after the close of each fiscal year of Borrower, financial statements of Borrower (including a balance sheet, statement of cash flows and profit and loss statement with supporting footnotes) as at the end of such year and for the year then ended all in reasonable detail as requested by Lender and examined by a firm of independent certified public accountants of recognized national standing selected by Borrower and containing the unqualified opinion of such independent certified public accountants with respect to the financial statements;

                 (ii)  as soon as available, but no later than thirty
            (30) days after the end of each month, an unaudited financial statement of Borrower on an unconsolidated basis (including a statement of profit and loss and of surplus for the month then ended, statement of cash flows and a balance sheet as at the end of such month) as at the end of the portion of Borrower's fiscal year then elapsed, all in reasonable detail as requested by Lender and certified by Borrower's principal financial officer as prepared in accordance with generally accepted accounting principles and fairly presenting the financial position and results of operations of Borrower for such period; provided, however, that Borrower and Lender agree that the financial statements for periods other than the fiscal year to date ended June, September, December and March may deviate from generally accepted accounting principles due solely to Borrower not calculating Costs and Earnings in Excess of Billings and Billings in Excess of Costs and Earnings monthly;

                 (iii) as soon as available, but not later than sixty (60) days before the beginning of each fiscal year, Borrower's balance sheet, profit and loss statement and cash flow projection, prepared on a month by month basis, for such fiscal year, together with appropriate supporting documents reasonably acceptable to Lender; provided, however, that Borrower shall not be required to deliver the financial projections set forth in this subsection (iii) for the calendar year ended March 31, 1997 until May 15, 1996;

                 (iv)  as soon as available, but no later than thirty
            (30) days after the close of business on the last day of each month from and after the date hereof, a monthly report and certificate thereto signed by the Borrower's Chief Financial Officer, which monthly report shall include, as of the last business day of the preceding month a detailed aged trial balance of all existing Accounts, including the invoice dates thereof and which Accounts remain unpaid thirty (30), sixty (60), ninety
            (90) and one hundred twenty (120) days from such invoice date and listing the names of all applicable Account Debtors; and

                 (v) such other data and information (financial and other) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's financial condition or results of its operations, or the financial condition of any Person who is a guarantor of any of the Liabilities;

            (F) Notify Lender promptly upon, but in no event later than, five (5) days after Borrower's learning thereof, that any Eligible Account or Eligible Inventory has ceased to be an Eligible Account or Eligible Inventory, respectively, and the reason(s) for such ineligibility;

            (G)  Notify Lender, promptly upon Borrower's learning of
(i) any litigation affecting Borrower, whether or not the claim is considered by Borrower to be covered by insurance; and (ii) the institution of any suit or administrative proceeding which may materially and adversely affect the operations, financial condition or business of Borrower or which may affect Lender's security interest in the Collateral;

            (H) Provide Lender with copies of all agreements between Borrower and any warehouse at which Inventory may, from time to time, be kept and all leases or similar agreements between Borrower and any Person, whether Borrower is lessor or lessee thereunder;

            (I) Maintain product liability insurance in an amount customary for the business conducted by Borrower;

            (J)  As to the following ERISA reports:

                 (i) As soon as possible, and in any event within ten (10) Business Days, after Borrower knows or has reason to know that, regarding any Employee Benefit Plan with respect to the Borrower or an ERISA Affiliate, a Prohibited Transaction or a Reportable Event has occurred (whether or not the requirement for notice of such Reportable Event has been waived by the PBGC), deliver to the Lender a certificate of a responsible officer of Borrower setting forth the details of such Prohibited Transaction or Reportable Event, the action that Borrower proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, or PBGC;

                 (ii) Upon request of the Lender made from time to time, deliver to the Lender a copy of the most recent actuarial report, funding waiver, and annual report received with respect to any Employee Benefit Plan maintained by Borrower or an ERISA Affiliate; and

                 (iii) Upon reasonable request of the Lender made from time to time, deliver to the Lender a copy of any Employee Benefit Plan maintained by Borrower or any ERISA Affiliates; and

                 (iv) As soon as possible, and in any event within ten (10) Business Days, after it knows or has reason to know that any of the following have occurred with respect to any Employee Benefit Plan maintained by or contributed to Borrower or an ERISA Affiliate, deliver to the Lender a certificate of a responsible officer of Borrower setting forth the details of the events described in (a) through (l) and the action that the Borrower or any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or other agency of the United States government with respect to such of the events described in (a) through (l): (a) any Employee Benefit Plan has been terminated; (b) the Plan Sponsor intends to terminate any Employee Benefit Plan; (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate any Employee Benefit Plan or to appoint a trustee to administer such Employee Benefit Plan, or the Borrower or any ERISA Affiliate receives a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; (d) Borrower or any ERISA Affiliate withdraws from any Employee Benefit Plan, or notice of any withdrawal liability is received by Borrower or any ERISA Affiliate;
            (e) any Employee Benefit Plan has received an unfavorable determination letter from the Internal Revenue Service regarding the qualification of the Employee Benefit Plan under Section 401(a) of the Code; (f) the Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment or has applied for a waiver of the minimum funding standard under Section 412 of the Code; (g) the imposition of any tax under Code Section 4980B(a) or the assessment by the Secretary of Labor of a civil penalty under Section 502(c) of ERISA; (h) there is a partial or complete withdrawal (as described in ERISA Section 4203 or 4205) by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (i) the Borrower or any ERISA Affiliate is in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal from such Employee Benefit Plan; (j) a Multiemployer Plan is in "reorganization" or "insolvent" (as described in Title IV of ERISA) or such Multiemployer Plan intends to terminate or has terminated under Section 4041A of ERISA; (k) the institution of a proceeding by a fiduciary of a Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA; or
            (l) the Borrower or any ERISA Affiliate has increased benefits under any existing Employee Benefit Plan or commenced contributions to an Employee Benefit Plan to which Borrower or any ERISA Affiliate was not previously contributing. For purposes of this Section, the Borrower shall be deemed (i) to have knowledge of all facts known by the Plan Administrator of any Employee Benefit Plan of which Borrower is the Plan Sponsor or in which Borrower participates or to which Borrower contributes, and
            (ii) to have knowledge of all facts known by the Plan Administrator of any Employee Benefit Plan of which any ERISA Affiliate is the Plan Sponsor or in which any ERISA Affiliate participates or to which any ERISA Affiliate contributes and which facts could lead to an event or condition that could have a material (in the reasonable opinion of the Lender) adverse effect on the financial condition or results or operations of Borrower;

            (K) Give written notice to Lender immediately upon receipt of any notice that (i) the operations of Borrower, any other obligor or any Subsidiary are not in full compliance with requirements of applicable Environmental Laws; (ii) Borrower, any other obligor or any Subsidiary is subject to any Federal or state investigation evaluating whether any remedial action is needed to respond to the release of any Hazardous Material into the environment; or (iii) any properties or assets of Borrower, any other obligor or any Subsidiary are subject to any Environmental Lien;

            (L) Without limiting the generality of any of Borrower's other covenants and agreements, the operations of Borrower, any other obligor and each of Borrower's Subsidiaries shall at all times comply in all material respects with all applicable Environmental Laws. The materiality standard used in this Section 10.1(L) shall be exceeded if the facts giving rise to a breach or breaches of the covenant contained herein might result in liability in excess of $50,000 in the aggregate, whether or not such liability may be covered by insurance;

            (M) As soon as available but not later than thirty (30) days after the end of each calendar quarter, delivery to Lender a summary report certified by the Borrower's Chief Financial Officer detailing all Billings in Excess of Cost and Earnings; and

            (N) Within thirty (30) days after the end of each fiscal month of Borrower, deliver to Lender a Covenant Compliance
Certificate, in the form of Exhibit L attached hereto executed by an officer of Borrower attesting to the items set forth in such Certificate.

            10.2 Negative Covenants. Borrower covenants that it shall not:

            (A) Merge or consolidate with or acquire any Person, or otherwise acquire all or substantially all of the assets or properties of any other Person without the prior written consent of Lender, which may withheld in Lender's sole and absolute discretion;

            (B) Other than in the ordinary course of business, make any investment in the securities of any Person;

            (C) Declare or pay dividends upon any of Borrower's Stock or make any distribution of Borrower's property or assets to any Person, including, without limitation, any Affiliate, officer or employee of Borrower; provided that, as long as at the time of any proposed payment of a dividend, no Default or Event of Default has occurred and is continuing or would be created by the making of such payment, Borrower may declare and pay dividends upon Borrower's
Stock so long as (i) Borrower's Tangible Net Worth is not less than $1,350,000 at the time of and immediately following the payment of such dividend; and (ii) that immediately after the payment of such dividend Borrower has Collateral Availability of $125,000 or more, which Collateral Availability shall be calculated in accordance with
Section 2.1 hereinbefore and shall be further reduced by (i) all accounts payable balances in excess of sixty (60) days past due and
(ii) all Charges which are due and owing. Moreover, Borrower may issue stock dividends upon its Stock so long as the same is in accordance with all applicable laws;

            (D) Permit the annual salary and all other direct and indirect remuneration to Borrower's officers to exceed $180,000 individually or $690,000 in the aggregate, or permit the payment of any management fee to an Affiliate; provided, however, that Borrower may pay a management fee to C&L Acquisition not to exceed $100,000 per fiscal year of Borrower;

            (E) Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's Stock, or make any material change in Borrower's capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect the repayment of Liabilities;

            (F) Enter into, or be a party to, any transaction with any Affiliate, director, officer or stockholder of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender (except that transactions between Borrower and Sattel Communications, L.L.C. or C&L Communications, Inc. in the ordinary course of Borrower's business need not be disclosed to Lender outside of Borrower's reporting requirements set forth herein) and are no less favorable to Borrower than Borrower would obtain in a comparable arm's-length transaction with a Person not an Affiliate, director, officer or stockholder of Borrower;

            (G) Enter into any transaction which materially and adversely affects the Collateral or Borrower's ability to repay the Indebtedness or permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, except for credits given for Inventory returned pursuant to Section 7.4;

            (H) Guarantee or otherwise, in any way, become liable with respect to the obligations or liabilities of any Person, except by endorsement of instruments or items of payment for deposit to the general account of Borrower or for delivery to Lender on account of the Liabilities;

            (I) Except as otherwise permitted hereunder make deposits to or withdrawals from any of its deposit accounts for the benefit of any Affiliate;

            (J) Except as otherwise expressly permitted herein or in the Ancillary Agreements, pledge, mortgage, grant a security interest in, encumber, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, any of Borrower's assets;

            (K) Incur any Indebtedness for borrowed money other than the indebtedness scheduled on Exhibit I attached hereto and the Liabilities, except for Indebtedness which is unsecured and is to Persons who execute and deliver to Lender (in form and substance acceptable to Lender and its counsel) subordination agreements subordinating their claims against Borrower to the payment of the Liabilities;

            (L) Make capital expenditures in any fiscal year which, in the aggregate, exceed $250,000.00 in any fiscal year;

            (M) Permit any Accounts owing to Borrower from any Affiliate to be payable on terms which would not allow Borrower to demand payment upon the occurrence of a default or permit the aggregate amount of all Accounts owing from its Affiliates at any time to exceed $10,000 outside of the ordinary course of Borrower's business unless a Default has occurred in which case Borrower shall not permit any Accounts to be owing from its Affiliates; or

            (N)  Do any of the following:

                 (i) Establish, maintain, and operate any Employee Benefit Plan that is not in compliance in all material respects with the provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder, except where the failure to so comply would not have a material (in the reasonable opinion of the Lender) adverse effect on the financial condition or results or operations of the Borrower;

                 (ii)  Allow to exist any Accumulated Funding
            Deficiency with respect to any Employee Benefit Plan;

                 (iii) Terminate any Employee Benefit Plan, or withdraw or effect a partial withdrawal from any Multiemployer Plan, if such termination, withdrawal, or partial withdrawal would have a material (in the reasonable opinion of the Lender) adverse effect on the financial condition or results or operations of Borrower;

                 (iv) Fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan;

                 (v) Fail to make any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment;

                 (vi) Amend any Employee Benefit Plan so as to result in an increase in current liability for the plan year such that Borrower or any ERISA Affiliate is required to provide security to such Employee Benefit Plan under
            Section 401(a)(29) of the Code;

                 (vii) Enter into any Prohibited Transaction involving any Employee Benefit Plan, which Prohibited Transaction would have a material (in the reasonable opinion of the Lender) adverse effect on the financial condition or results or operations of Borrower;

                 (viii) Permit the occurrence of any Reportable Event, or any other event or condition, which would have a material (in the reasonable opinion of the Lender) adverse effect on the financial condition or results or operations of Borrower; or

                 (ix) Allow or permit to exist with respect to any Employee Benefit Plan any other event or condition known or which reasonably should be known to Borrower and which would have a material (in the reasonable opinion of the Lender) adverse effect on the financial condition or results or operations of Borrower.

            (O) Make any loans, advances or extensions of credit to any Person, including, without limitation, any Affiliate, officer or employee of Borrower;

            10.3 Contesting Charges. Notwithstanding anything to the contrary herein, Borrower may dispute any Charges without prior payment thereof, even if such non-payment may cause a lien to attach to Borrower's assets, provided that Borrower shall give Lender prompt notice of such dispute and shall be diligently contesting the same in good faith and by an appropriate proceeding and there is no danger of a loss or forfeiture of any of the Collateral and provided further that, if the same are potentially or actually in excess of $25,000 in the aggregate for Borrower at any time hereafter, Borrower shall give Lender such additional collateral and assurances as Lender, in its sole discretion, deems necessary under the circumstances, immediately upon demand by Lender.

            10.4 Payment of Charges.  Subject to the provisions of
Section 10.3, Borrower shall pay promptly when due all of the Charges. In the event Borrower, at any time or times hereafter, shall fail to pay the Charges or to promptly obtain the satisfaction of such Charges, Borrower shall promptly so notify Lender thereof and Lender may, without waiving or releasing any obligation or liability of Borrower hereunder or any Default, in its sole discretion, at any time or times thereafter, make such payment or any part thereof (but shall not be obligated so to do), or obtain such satisfaction and take any other action with respect thereto which Lender deems advisable. All sums so paid by Lender and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable by Borrower to Lender upon demand and shall be additional Liabilities.

            10.5 Insurance; Payment of Premiums. All policies of insurance on the Collateral or otherwise required hereunder shall be in form and amount satisfactory to Lender and with insurers reasonably recognized as adequate by Lender. Borrower shall deliver to Lender the original (or a certified copy) of each policy of insurance and evidence of payment of all premiums therefor and shall deliver renewals of all such policies to Lender at least thirty (30) days prior to their expiration dates. Such policies of insurance shall contain an endorsement, in form and substance acceptable to Lender, showing all losses payable to Lender to the extent of the Liabilities outstanding at the time of the payment. Such endorsement shall provide that the insurance companies will give Lender at least thirty (30) days' prior notice before any such policy shall be altered or cancelled and that no act or default of Borrower or any other person shall affect the right of Lender to recover under such policy in case of loss or damage. Borrower hereby directs all insurers under such policies to pay all proceeds payable thereunder directly to Lender. Upon the occurrence and during the continuation of a Default or Event of Default, Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney and agent-in-fact for the purpose of making, settling and adjusting claims under such policies (provided that Lender shall consult with Borrower prior to finally making, settling or adjusting claims under such policies), endorsing the name of Borrower in writing or by stamp on any check, draft, instrument or other item of payment for the proceeds of such policies and for making all determinations and decisions with respect to such policies. If Borrower shall fail to obtain or maintain any of the policies required by this Section
10.5 or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable by Borrower to Lender upon demand and shall be additional Liabilities.

            10.6 Survival of Obligations Upon Termination of Agreement. Except as otherwise expressly provided for in this Agreement and in the Ancillary Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Ancillary Agreements shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrower or Lender in any way or respect relating to any transaction or event occurring prior to such termination or cancellation, the Collateral, or any of the undertakings, agreements, covenants, warranties and representations of Borrower or Lender contained in this Agreement or the Ancillary Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

11.         DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

            11.1 Event of Default; Default. The occurrence of any one or more of the following events shall constitute an Event of Default which, if not cured within the applicable grace period or waived in writing by Lender, shall constitute a Default:

            (A) Borrower fails to pay any part of the Liabilities when due and payable or declared due and payable or is in default in the payment of any of the Indebtedness;

            (B) Borrower or any Affiliate or guarantor of the Liabilities fails or neglects to perform, keep or observe any other term, provision, condition or covenant contained in this Agreement or in the Ancillary Agreements, which is required to be performed, kept or observed by Borrower or such Affiliate or guarantor and the same is not cured to Lender's satisfaction within twenty (20) days after Lender gives Borrower notice identifying such default; provided, however, that breach of any of the provisions, conditions or covenants contained in Sections 9.1(H), 9.1(N), 9.2(J), 10.1(A) and 10.2 shall without notice or time to cure be a Default;

            (C) Borrower shall default under any agreement, document or instrument, other than this Agreement or any of the Ancillary
Agreements, now or hereafter existing, to which Borrower is a party;

            (D) Any statement, warranty, representation, report, financial statement, or certificate made or delivered by Borrower, or any of its officers, employees or agents, to Lender is not true and correct in any material respect;

            (E) There shall occur any material uninsured damage to or loss, theft, or destruction of any of the Collateral;

            (F) The Collateral or any of Borrower's other assets are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter; an application is made by any Person other than Borrower for the appointment of a receiver, trustee, or custodian for any of the Collateral or any of Borrower's other assets and the same is not dismissed within sixty (60) days after the application therefor;

            (G) An application is made by Borrower for the appointment of a receiver, trustee or custodian for any of the Collateral or any of Borrower's other assets; a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed by or against Borrower or any guarantor of the Liabilities and, if filed against Borrower or any guarantor, is not dismissed within sixty (60) days after filing; Borrower makes an assignment for the benefit of its creditors or any case or proceeding is filed by or against Borrower for its dissolution, liquidation, or termination; Borrower ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs;

            (H) Except as permitted in Section 10.3, a notice of lien, levy or assessment is filed of record with respect to all or any substantial portion of Borrower's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency including, without limitation, the Pension Benefit Guaranty Corporation, or any taxes or debts owing to any of the foregoing becomes a lien or encumbrance upon the Collateral or any of Borrower's other assets and such lien or encumbrance is not released within thirty (30) days after its creation;

            (I) Judgment(s) is or are rendered against Borrower in the aggregate in excess of $50,000 and Borrower fails within twenty
(20) days after the entry thereof to pay such judgment, or fails to commence appropriate proceedings to appeal such judgment(s) within the applicable appeal period or, after such appeal is filed, Borrower fails to diligently prosecute such appeal or such appeal is denied;

            (J) Borrower becomes insolvent or fails generally to pay its debts as they become due;

            (K) Any individual who is liable for the payment of any of the Liabilities, either primarily or secondarily (as a guarantor or an accommodation party ) shall die or become incompetent;

            (L) Any Person who is a guarantor, surety or endorser of all or any part of the Liabilities shall withdraw or terminate his, her or its guaranty, or if any guaranty of any of the Liabilities ceases to be effective for any reason; or

            (M)  As to the following ERISA reports:

                 (i) As soon as possible, and in any event within ten (10) Business Days, after Borrower knows or has reason to know that, regarding any Employee Benefit Plan with respect to the Borrower or an ERISA Affiliate, a Prohibited Transaction or a Reportable Event has occurred (whether or not the requirement for notice of such Reportable Event has been waived by the PBGC), deliver to the Lender a certificate of a responsible officer of Borrower setting forth the details of such Prohibited Transaction or Reportable Event, the action that Borrower proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, or PBGC;

                 (ii) Upon request of the Lender made from time to time, deliver to the Lender a copy of the most recent actuarial report, funding waiver, and annual report received with respect to any Employee Benefit Plan maintained by Borrower or an ERISA Affiliate; and

                 (iii) Upon reasonable request of the Lender made from time to time, deliver to the Lender a copy of any Employee Benefit Plan maintained by Borrower or any ERISA Affiliates; and

                 (iv) As soon as possible, and in any event within ten (10) Business Days, after it knows or has reason to know that any of the following have occurred with respect to any Employee Benefit Plan maintained by or contributed to Borrower or an ERISA Affiliate, deliver to the Lender a certificate of a responsible officer of Borrower setting forth the details of the events described in (a) through (l) and the action that the Borrower or any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or other agency of the United States government with respect to such of the events described in (a) through (l): (a) any Employee Benefit Plan has been terminated; (b) the Plan Sponsor intends to terminate any Employee Benefit Plan; (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate any Employee Benefit Plan or to appoint a trustee to administer such Employee Benefit Plan, or the Borrower or any ERISA Affiliate receives a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; (d) Borrower or any ERISA Affiliate withdraws from any Employee Benefit Plan, or notice of any withdrawal liability is received by Borrower or any ERISA Affiliate;
            (e) any Employee Benefit Plan has received an unfavorable determination letter from the Internal Revenue Service regarding the qualification of the Employee Benefit Plan under Section 401(a) of the Code; (f) the Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment or has applied for a waiver of the minimum funding standard under Section 412 of the Code; (g) the imposition of any tax under Code Section 4980B(a) or the assessment by the Secretary of Labor of a civil penalty under Section 502(c) of ERISA; (h) there is a partial or complete withdrawal (as described in ERISA Section 4203 or 4205) by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (i) the

            Borrower or any ERISA Affiliate is in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal from such Employee Benefit Plan; (j) a Multiemployer Plan is in "reorganization" or "insolvent" (as described in Title IV of ERISA) or such Multiemployer Plan intends to terminate or has terminated under Section 4041A of ERISA; (k) the institution of a proceeding by a fiduciary of a Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA; or (l) the Borrower or any ERISA Affiliate has increased benefits under any existing Employee Benefit Plan or commenced contributions to an Employee Benefit Plan to which Borrower or any ERISA Affiliate was not previously contributing. For purposes of this Section, the Borrower shall be deemed (i) to have knowledge of all facts known by the Plan Administrator of any Employee Benefit Plan of which Borrower is the Plan Sponsor or in which Borrower participates or to which Borrower contributes, and
            (ii) to have knowledge of all facts known by the Plan Administrator of any Employee Benefit Plan of which any ERISA Affiliate is the Plan Sponsor or in which any ERISA Affiliate participates or to which any ERISA Affiliate contributes and which facts could lead to an event or condition that could have a material (in the reasonable opinion of the Lender) adverse effect on the financial condition or results or operations of Borrower.

            11.2 Acceleration of the Liabilities. Upon and after the occurrence of a Default, all of the Liabilities of Borrower may, at the option of Lender and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable.

            11.3 Remedies. Upon and after the occurrence of a Default, which is not waived or cured during any applicable grace or cure period, Lender shall have all of the following rights and remedies:

            (A) All of the rights and remedies of a secured party under the Illinois Uniform Commercial Code or other applicable law, all of which rights and remedies shall be cumulative, and non-exclusive, to the extent permitted by law, and in addition to any other rights and remedies contained in this Agreement and in any of the Ancillary Agreements;

            (B) The right to (i) peacefully enter upon the premises of Borrower or any other place or places where the Collateral is located and kept, without any obligation to pay rent to Borrower or any other person, through self-help and without judicial process or first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of Lender's claim, and remove the Collateral from such premises and places to the premises of Lender or any agent of Lender, for such time as Lender may require to collect or liquidate the Collateral, and/or (ii) require Borrower to assemble and deliver the Collateral to Lender at a place to be designated by Lender;

            (C) The right to (i) open Borrower's mail and collect any and all amounts due from Account Debtors, (ii) notify Account
Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and (iii) direct such Account Debtors to make all payments due from them upon the Accounts, including the Special Collateral, directly to Lender or to a lock box designated by Lender. Lender shall promptly furnish Borrower with a copy of any such notice sent, and Borrower hereby agrees that any such notice, in Lender's sole discretion, may be sent on Lender's stationery, in which event, Borrower shall, upon demand, co-sign such notice with Lender; and

            (D) The right to sell, lease or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as provided in Section 11.4, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. At any such sale or sales of the Collateral, the Collateral need not be in view of those present and attending the sale, nor at the same location at which the sale is being conducted. Lender shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as Lender may see fit. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit but Lender shall have no obligations thereunder. Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against the Liabilities. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' and paralegal fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Liabilities; and third to the principal of the Liabilities Lender shall account to Borrower for any surplus. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

            11.4 Notice. Borrower agrees that any notice required to be given by Lender of a sale, lease, other disposition of any of the Collateral or any other intended action by Lender, which is personally delivered to Borrower or which is deposited in the United States mail, postage prepaid and duly addressed to Borrower at the address set forth in Section 13.11, at least ten (10) days prior to any such public sale, lease or other disposition or other action being taken, or the time after which any private sale of the Collateral is to be held, shall constitute commercially reasonable and fair notice thereof to Borrower.

12.   CONDITIONS PRECEDENT TO DISBURSEMENT.

            12.1 Conditions Precedent. The obligation of Lender to make the loans to Borrower pursuant to the Total Facility is subject to the condition precedent that, in addition to satisfaction of the conditions set forth in Sections 12.2 and 12.3 hereof, Lender shall have received, prior to the first disbursement of the proceeds of any of the loans hereunder, the documents set forth on the Closing Checklist, a copy of which is attached hereto as Exhibit H, duly executed in the form and substance satisfactory to Lender;

            12.2 Lender Satisfaction. The obligation of Lender to make the loans pursuant to the Total Facility to Borrower is subject to the further condition precedent that all proceedings taken in connection with the transaction contemplated by this Agreement, and all instruments, authorizations and other documents applicable thereto, shall be satisfactory in form and substance to Lender and its counsel.

            12.3 Additional Funding Requirements. In addition to the foregoing, prior to Lender making of any and all loans hereunder, all of the following shall have been satisfied in a manner satisfactory to Lender:

            (A) No change in the condition or operations, financial or otherwise, of Borrower shall have occurred which change, in the reasonable credit judgment of Lender, may have a material adverse effect on Borrower or on any of the Collateral;

            (B) No litigation shall be outstanding or have been instituted or threatened which Lender determines to be material against Borrower or any of the Collateral;

            (C) All of the representations and warranties of Borrower set forth in this Agreement and each of the other Agreements to which Borrower is a party shall be true and correct on the date of the contemplated loan to the same extent as originally made on such date;

            (D) No Event of Default or Default shall exist or be continuing;

            (E) Lender shall be satisfied that the transactions contemplated by this Agreement are in compliance with all applicable laws, regulations, orders, and contractual obligations deemed relevant by Lender;

            (F) Lender's continuing due diligence review with respect to Borrower, including, without limitation, investigations and reviews of Borrower's condition (financial or otherwise), business, operations, results of operations, assets, prospects, litigation and environmental matters, and field review of the Collateral by Lender's representatives, shall continue to be satisfactory to Lender as of the Closing Date;

            (G) Lender's liens and security interests securing the Liabilities shall have been duly created and perfected and be of first priority, except as otherwise expressly permitted by this Agreement;

            (H) The corporate, capital and legal structure, as well as the ownership and the organizational documents, of Borrower shall be satisfactory to Lender in all respects; and

            (I) Borrower shall have Collateral Availability of not less than $125,000 at Closing after Borrower's first draw on the credit facility;

            (J) Lender shall have received a valid, properly perfected Collateral Assignment to Lender of the $3,400,000 Promissory Note from C&L Communications, Inc. to C&L Acquisition Corporation, all in form and substance acceptable to Lender; and

            (K) The Lender shall have received, on or prior to 1:00 P.M. (Chicago, Illinois time) no later than the day a Prime Rate Revolving Loan is to be made and at least two (2) Business Days prior to the day a LIBOR Rate Revolving Loan is to be made, (i) a telephonic request (which telephonic request, in the case of LIBOR Rate Revolving Loan, shall be promptly confirmed in writing) from the Borrower for an advance in a specific amount, and (ii) a current daily certificate identifying the current Borrowing Base and all other documents required to have been delivered to the Lender hereunder prior to such date. In the case of LIBOR Rate Revolving Loan, advances may be made with respect to the Revolving Loan no more than twice each week and only in minimum amounts of Two Hundred Thousand and No/100ths Dollars ($200,000) or integral multiples of One Hundred Thousand and No/100ths Dollars ($100,000) in excess thereof. Each request for an advance for a Prime Rate Revolving Loan or a LIBOR Rate Revolving Loan shall specify: (1) the proposed date of funding (which shall be a Business Day); (2) the amount and type of advance requested; (3) that the aggregate amount of the Revolving Loan (including the advance then noticed) will not exceed the unused loan availability; (4) whether such advance shall consist of a Prime Rate Revolving Loan or a LIBOR Rate Revolving Loan; and (5) if such advance, or a portion thereof is a LIBOR Rate Revolving Loan, the amount thereof and the initial Interest Period therefor.

13.         MISCELLANEOUS

            13.1 Appointment of Lender as Borrower's Lawful Attorney-In Fact. Borrower irrevocably designates, makes, constitutes and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney and agent in-fact and Lender, or Lender's agent, may, without notice to Borrower:

            (A) At any time hereafter, endorse by writing or stamp Borrower's name on any checks, notes, drafts or any other payment relating to and/or proceeds of the Collateral which come into the possession of Lender or under Lender's control and deposit the same to the account of Lender for application to the Liabilities;

            (B) At any time after the occurrence of a Default, which is not waived or cured during any applicable grace or cure period, in Borrower's or Lender's name: (i) demand payment of the Collateral; (ii) enforce payment of the Collateral, by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to the collection of the Collateral; (iv) settle, compromise, extend or renew the Accounts and the Special Collateral; (v) settle, adjust or compromise any legal proceedings brought to collect the Collateral; (vi) if permitted by applicable law, sell or assign the Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (vii) satisfy and release the Accounts and Special Collateral; (viii) take control, in any manner, of any item of payment or proceeds referred to in Section 4.3; (ix) prepare, file and sign Borrower's name on any proof of claim in Bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral; (xi) do all acts and things necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement; (xii) endorse by writing or stamp the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Collateral; and (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which Borrower has access; and

            (C) Upon and after the occurrence of a Default, which is not waived or cured during any applicable grace or cure period, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender and receive, open and dispose of all mail addressed to Borrower.

            13.2 Modification of Agreement; Sale of Interest. This Agreement and the Ancillary Agreements may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer this Agreement or the Ancillary Agreements or any portion hereof or thereof, including, without limitation, Borrower's right, title, interest, remedies, powers, or duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement or the Ancillary Agreements or of any portion hereof or thereof, including, without limitation, Lender's right, title, interest, remedies, powers, or duties hereunder or thereunder.

            13.3 Attorneys' Fees and Expenses; Lender's Out-of-Pocket Expenses. If, at any time or times, whether prior or subsequent to the date hereof and regardless of the existence of a Default or an Event of Default, Lender incurs legal or other costs and expenses or employs counsel, accountants or other professionals for advice or other representation or services in connection with:

            (A) The preparation, negotiation and execution of this Agreement, all Ancillary Agreements, any amendment of or modification of this Agreement or the Ancillary Agreements or any sale or attempted sale of any interest herein to a Participant;

            (B) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other
Person) in any way relating to the Collateral, this Agreement, the Ancillary Agreements or Borrower's affairs;

            (C) Any attempt to enforce any rights of Lender or any Participant against Borrower or any other Person which may be obligated to Lender or such Participant by virtue of this Agreement or the Ancillary Agreements, including, without limitation, the Account Debtors;

            (D) Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any of the Collateral; or

            (E) Any inspection, verification, protection, collection, sale, liquidation or other disposition of any of the Collateral, including without limitation, Lender's periodic or special audits of Borrower's books and records;

then, in any such event, the reasonable attorneys' and paralegals' fees and expenses arising from such services and all reasonably incurred expenses, costs, charges and other fees of or paid by Lender in any way or respect arising in connection with or relating to any of the events or actions described in this Section 13.3 shall be payable by Borrower to Lender upon demand and shall be additional Liabilities. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include accountants' fees, costs and expenses; court costs, fees and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of all such services.

            13.4 Indemnification. Borrower further agrees to indemnify and save harmless Lender, any Participants and each of their respective officers, directors, employees, agents, attorneys-in-fact and Affiliates from and against any and all actions, causes of action, suits, losses, liabilities and damages and expenses (including, without limitation, attorneys' fees) in connection therewith (herein called the "Indemnified Liabilities") incurred by Lender, any Participants or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates as a result of, or arising out of or relating to any of the transactions contemplated hereby or by the other Security Documents, except for any Indemnified Liabilities arising on account of the gross negligence or willful misconduct of the Person seeking indemnity under this Section 13.3; provided, however, that, if and to the extent such agreement to indemnify may be unenforceable for any reason, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which shall be permissible under applicable law. The agreements in this Section 13.3 shall survive the payment of the Liabilities.

            13.5 Waiver by Lender. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or of any Ancillary Agreement shall not constitute a waiver, or affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of a Default under this Agreement or any Ancillary Agreement shall not suspend, waive or affect any other Default under this Agreement or the Ancillary Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the Ancillary Agreements and no Default under this Agreement or the Ancillary Agreements shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to Borrower specifying such suspension or waiver.

            13.6 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            13.7 Parties; Entire Agreement. This Agreement and the Ancillary Agreements shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower

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

and Lender. Borrower's successors and assigns shall include, without limitation, a trustee, receiver or debtor-in-possession of or for Borrower. Nothing contained in this Section 13.7 shall be deemed to modify Section 13.2. Except as provided in Section 13.8, this Agreement is the complete statement of the agreement by and between Borrower and Lender and supersedes all prior negotiations, understandings and representations between them with respect to the subject matter of this Agreement.

            13.8 Conflict of Term. The provisions of the Ancillary Agreements are incorporated in this Agreement by this reference. Except as otherwise provided in this Agreement and except as otherwise provided in the Ancillary Agreement, by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any Ancillary Agreement, the provision contained in this Agreement shall govern and control.

            13.9 Waiver by Borrower. Except as otherwise provided for in this Agreement, Borrower waives (i) presentment, demand and protest, notice of protest, notice of presentment, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (ii) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (iii) the benefit of all valuation, appraisement, extension and exemption laws. Borrower acknowledges that it has been advised by its own counsel with respect to this Agreement and the transactions evidenced by this Agreement.

            13.10 Waiver and Governing Law. THE LOANS EVIDENCED HEREBY HAVE BEEN MADE, AND THIS AGREEMENT HAS BEEN DELIVERED, AT CHICAGO, ILLINOIS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS. BORROWER (i) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS; (ii) IRREVOCABLY SUBMITS TO THE JURISDICTION
OF ANY STATE OR FEDERAL COURT LOCATED IN COOK COUNTY, ILLINOIS, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING
FROM OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY
AGREEMENTS; (iii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (iv) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE
JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (v) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY
OF LENDER'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT
OR ANY OF THE ANCILLARY AGREEMENTS

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

IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY, ILLINOIS. BORROWER WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER
AT THE ADDRESS SET FORTH IN SECTION 13.11. SHOULD BORROWER FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SERVED WITHIN THIRTY (30) DAYS AFTER THE MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR LENDER'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR LENDER'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

            13.11 Notice. Except as otherwise provided herein, any notice required hereunder shall be in writing and shall be deemed to have been validly served, given or delivered upon deposit in the United States certified or registered mails, with proper postage prepaid, addressed to the party to be notified as follows:

            (a)  If to Lender, at:

                       Sanwa Business Credit Corporation
                       One South Wacker Drive
                       Chicago, Illinois 60606
                       Attn:  First Vice President
                                Asset Based Lending Division,
                                Commercial Financial Services Group


                 with a copy to:

                       Sachnoff & Weaver, Ltd.
                       30 South Wacker Drive
                       Suite 2900
                       Chicago, Illinois 60606
                       Attn:  Richard G. Smolev

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

            (b)  If to Borrower, at:

                       Valley Communications, Inc.
                       4026 Clipper Court
                       Fremont, California 94538
                       Attn:       Henry P. Mutz, Jr.

                 with a copy to:

                       Richard Y. Fisher
                       The Diana Corporation
                       8200 West Brown Deer Road
                       Suite 200
                       Milwaukee, Wisconsin 53223

                             and

                       Godfrey & Kahn, S.C.
                       780 North Water Street
                       Milwaukee, Wisconsin 53202
                       Attn:  Kenneth Hunt

or to such other address as each party may designate for itself by like notice.

            13.12 Release of Claims. Borrower releases Lender from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from: (a) any failure of Lender to protect, enforce or collect in whole or in part any of the Collateral; (b) Lender's notification to any Account Debtor of Lender's security interests in the Accounts and Special Collateral;
(c) Lender's directing any Account Debtor to pay any sums owing to Borrower directly to Lender; and (d) any other act or omission to act on the part of Lender, its officers, agents or employees, except for gross negligence or willful misconduct.

            13.13 Representation by Counsel. Borrower hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Agreement and the Ancillary Agreements; that it has read and fully understood the terms hereof and intends to be bound hereby. This Agreement has been thoroughly reviewed by counsel for Borrower and in the event of an ambiguity or conflict in the terms hereof, there shall be no presumption against Lender as the drafter hereof.

            13.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same instrument.

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

            13.15 LENDER'S WAIVER OF JURY. LENDER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE OR PROSECUTE ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT.

            13.16 Section Titles, Etc. The section titles and table of contents, if any, contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. All references herein to Sections, paragraphs, clauses and other subdivisions refer to the corresponding Sections, paragraphs, clauses and other subdivisions of this Agreement; and the words "herein," "hereof," "hereby," "hereto," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph, clause or subdivision hereof. All Exhibits which are referred to herein or attached hereto are hereby incorporated by reference.

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.


                                   BORROWER:

                                   VALLEY COMMUNICATIONS, INC.


                                   By:
                                   Its:


                                   LENDER:

                                   SANWA BUSINESS CREDIT CORPORATION


                                   By:
                                   Its:


Attachments:  Exhibit A, B, C, D, E, F, G, H, I, J, K and L

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